                                                                     EXHIBIT 2.1




================================================================================


                          AGREEMENT AND PLAN OF MERGER


                                  BY AND AMONG


                              INNOTRAC CORPORATION,

                                       UDS

                                       AND

                           CERTAIN SHAREHOLDERS OF UDS



                                DECEMBER 8, 2000




================================================================================

                               TABLE OF CONTENTS

                                                                                                                  Page
                                                                                                                  ----
1.       THE MERGER.............................................................................................     1
         1.1      The Merger....................................................................................     1
         1.2      Effect of the Merger..........................................................................     1

2.       THE SURVIVING CORPORATION..............................................................................     1
         2.1      Articles......................................................................................     1
         2.2      Bylaws........................................................................................     1
         2.3      Board of Directors............................................................................     2
         2.4      Officers......................................................................................     2

3.       MERGER CONSIDERATION; ADJUSTMENT; EARNOUT..............................................................     2
         3.1      Merger Consideration..........................................................................     2
         3.2      Merger Consideration Adjustment...............................................................     3
         3.3      Earnout Payments..............................................................................     4
         3.4      No Fractional Shares..........................................................................     9
         3.5      Earnout Payment Not Contingent Upon Employment................................................     9
         3.6      Thane Participation in First Year Earnout Matters.............................................     9

4.       CLOSING................................................................................................    10
         4.1      Closing.......................................................................................    10
         4.2      Sellers Shares................................................................................    10
         4.3      Transactions Interdependent; Default by One Seller............................................    10

5.       ADDITIONAL AGREEMENTS..................................................................................    11
         5.1      Expenses......................................................................................    11
         5.2      Brokers.......................................................................................    11
         5.3      Publicity.....................................................................................    11
         5.4      Access and Inspection.........................................................................    11
         5.5      Cooperation...................................................................................    12
         5.6      Buyer's Public Documents and Access to Information............................................    12
         5.7      Legending of Common Stock.....................................................................    12
         5.8      Non-Solicitation of Third Party Offers........................................................    13
         5.9      Covenants Against Competition.................................................................    13
         5.10     Registration Rights...........................................................................    14
         5.11     Lockup of Initial Buyer Shares................................................................    15
         5.12     Certain Tax Matters...........................................................................    16
         5.13     Subsequent Change of Control..................................................................    17
         5.14     Earnout Period Operating Matters..............................................................    18
         5.15     Litigation Support............................................................................    18
         5.16     Efforts to Consummate.........................................................................    19
         5.17     Notice of Adverse Changes in Condition........................................................    19

         5.18     Stock Options of Surviving Corporation.........................................................    19
         5.19     UDS Division Access to Surviving Corporation Resources.........................................    20
         5.20     Assumption of Sellers' Guaranties..............................................................    20
         5.21     Purchase of Thane Waiver of Right of First Refusal.............................................    20
         5.22     Termination of Stock Transfer Restrictions and Buy-Out Agreement...............................    20

6.       REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SELLERS AND THE COMPANY................................    21
         6.1      Organization, Qualification and Authority......................................................    21
         6.2      Ownership of Shares; Subsidiaries..............................................................    22
         6.3      Capacity; Estate; Inconsistent Obligations.....................................................    23
         6.4      Consents.......................................................................................    24
         6.5      No Violation; Compliance with Laws.............................................................    24
         6.6      Possession of Licenses.........................................................................    24
         6.7      Financial Statements, Financial Condition......................................................    24
         6.8      Liabilities....................................................................................    25
         6.9      Title to Properties............................................................................    25
         6.10     Receivables....................................................................................    25
         6.11     Inventories; Consigned Property................................................................    25
         6.12     Personal Property..............................................................................    26
         6.13     Real Property..................................................................................    26
         6.14     Ability to Conduct Business and Intellectual Property Rights...................................    27
         6.15     Contracts......................................................................................    28
         6.16     Insurance......................................................................................    28
         6.17     Litigation; Contingencies......................................................................    28
         6.18     Taxes..........................................................................................    28
         6.19     Employment and Labor Relations.................................................................    29
         6.20     Employee Benefit Plans.........................................................................    31
         6.21     Environmental Matters..........................................................................    32
         6.22     Absence of Certain Business Practices..........................................................    33
         6.23     Agreements and Transactions with Related Parties...............................................    33
         6.24     Absence of Changes.............................................................................    34
         6.25     Bank Accounts and Safety Deposit Boxes.........................................................    35
         6.26     Products Liability.............................................................................    35
         6.27     Customer Relations.............................................................................    35
         6.28     Investment Representations.....................................................................    36
         6.29     Transfer Claims................................................................................    36
         6.30     OSHA and Other Filings.........................................................................    36
         6.31     Full Disclosure................................................................................    36

7.       REPRESENTATIONS AND WARRANTIES OF BUYER.................................................................    37
         7.1      Organization...................................................................................    37
         7.2      Authorization; No Inconsistent Agreements......................................................    37

         7.3      Inconsistent Obligations.......................................................................    37
         7.4      Consents.......................................................................................    37
         7.5      Authorization of Common Stock; Capitalization..................................................    38
         7.6      Financial Statements in SEC Documents..........................................................    38
         7.7      SEC Filings....................................................................................    38
         7.8      Company or UDS Division Employees..............................................................    38

8.       CONDUCT OF BUSINESS OF THE COMPANY PENDING CLOSING......................................................    38
         8.1      Business in the Ordinary Course................................................................    38
         8.2      Compensation...................................................................................    41

9.       CONDITIONS TO OBLIGATIONS OF BUYER......................................................................    41
         9.1      Representations and Warranties.................................................................    41
         9.2      Compliance with Agreements and Conditions......................................................    41
         9.3      Certificates...................................................................................    41
         9.4      Resolutions....................................................................................    42
         9.5      Government Consents............................................................................    42
         9.6      Other Consents.................................................................................    42
         9.7      Employment Agreements..........................................................................    42
         9.8      Assumption Agreement...........................................................................    42
         9.9      Board Approval.................................................................................    42
         9.10     No Inconsistent Requirements...................................................................    42
         9.11     Related Party Matters..........................................................................    43
         9.12     Opinion of Counsel.............................................................................    43
         9.13     Due Diligence Review; Customer Visits..........................................................    43
         9.14     Regulation D Certification.....................................................................    43
         9.15     Proceedings and Documents Satisfactory.........................................................    43
         9.16     Sale of Aircraft...............................................................................    43
         9.17     Thane Agreements...............................................................................    43

10.      CONDITIONS TO OBLIGATIONS OF THE SELLERS AND THE COMPANY................................................    43
         10.1     Representations and Warranties.................................................................    44
         10.2     Compliance with Agreements and Conditions......................................................    44
         10.3     Certificates of Buyer..........................................................................    44
         10.4     Opinion of Counsel.............................................................................    44
         10.5     Resolutions....................................................................................    44
         10.6     Employment Agreements..........................................................................    44
         10.7     No Adverse Change..............................................................................    44

11.      INDEMNITIES.............................................................................................    44
         11.1     Indemnification by the Sellers.................................................................    44
         11.2     Indemnification by Surviving Corporation.......................................................    45

         11.3     Limitations and Payment on Claims..............................................................    45
         11.4     Survival.......................................................................................    46
         11.5     No Liability or Contribution by the Company or the UDS Division................................    46
         11.6     Recoupment From Earnout........................................................................    47

12.      TERMINATION.............................................................................................    47
         12.1     Termination of Agreement.......................................................................    47
         12.2     Termination of Obligations.....................................................................    47

13.      APPOINTMENT OF SELLERS' AGENT...........................................................................    48
         13.1     Appointment of Agent...........................................................................    48
         13.2     Liability of Agent.............................................................................    48
         13.3     Irrevocable; Binding on Successors, Etc........................................................    48

14.      MISCELLANEOUS...........................................................................................    48
         14.1     Notices........................................................................................    48
         14.2     Counterparts and Facsimiles....................................................................    49
         14.3     Governing Law..................................................................................    49
         14.4     Successors and Assigns.........................................................................    49
         14.5     Partial Invalidity and Severability............................................................    49
         14.6     Waiver.........................................................................................    49
         14.7     Headings.......................................................................................    50
         14.8     Number and Gender..............................................................................    50
         14.9     Entire Agreement...............................................................................    50

15.      DEFINITIONS.............................................................................................    50

Exhibits

    A-1. West Employment Agreement
    A-2. Reeves Employment Agreement
    B.   Assumption Agreement
    C.   Opinion of McDonald, Carano, Wilson, McCune, Bergin,
         Frankovich & Hicks LLP
    D.   Regulation D Certificate
    E.   Bill of Sale for Aircraft
    F.   Opinion of Kilpatrick Stockton LLP
    G.   Examples of Earnout Calculations


DISCLOSURE SCHEDULES

6.1(a)   Organization, Qualification and Authority
6.2      Ownership of Shares; Subsidiaries
6.3      Capacity; Estate; Inconsistent Obligations
6.4      Consents
6.7      Financial Matters
6.8      Company Liability
6.9      Title to Properties
6.10     Receivables
6.11     Inventories; Consigned Property
6.14(a)  Intellectual Property Rights
6.15     Company Contracts
6.16     Insurance Policies
6.19     Employment and Labor Relations
6.20     Employee Benefit Plans
6.21     Environmental Matters
6.24     Changes Since Reference Date
6.25     Bank Accounts
6.26     Customers
8.1      Business in the Ordinary Course
9.6      Other Consents

The Registrant agrees to provide a copy of any of the above exhibits or disclosure schedules upon the request of the Commission.

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (the "AGREEMENT") is made and entered into as of the 8th day of December, 2000, by and among INNOTRAC CORPORATION, a Georgia corporation ("BUYER"), UDS, a Nevada corporation ("COMPANY"), PATRICK WEST ("WEST"), DANIEL REEVES ("REEVES") and THE ESTATE OF JOHN L. WEST (the "ESTATE") (West, Reeves and the Estate are referred to herein collectively as "SELLERS" and individually as "SELLER").

                                  WITNESSETH:

         WHEREAS, Buyer and Company are engaged in various marketing support services, including, among other things, order processing, payment processing, warehousing, fulfillment, customer service, call center service and website development;

         WHEREAS, Sellers are the record and beneficial owners of all of the issued and outstanding shares of capital stock of the Company (the "SELLERS SHARES"); and

         WHEREAS, Buyer and Sellers deem it advisable and in their respective best interests to effect the merger of the Company with and into, Buyer, all on the terms and subject to the conditions set forth herein;

         NOW, THEREFORE, for and in consideration of the premises, and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.       THE MERGER

         1.1 THE MERGER. At the Effective Time, upon the terms and subject to the conditions set forth herein, the Company shall be merged with and into Buyer, the separate existence of the Company shall cease, and Buyer shall continue as the surviving corporation (the "MERGER"). Buyer after the Merger is sometimes hereafter referred to as the "SURVIVING CORPORATION."

         1.2 EFFECT OF THE MERGER. At the Effective Time, the Surviving Corporation shall continue its corporate existence under the Laws of its state of incorporation and shall succeed to all rights, privileges, immunities, franchises and powers, and be subject to all duties, liabilities, debts and obligations, of the Company in accordance with the provisions of the Laws of its state of incorporation.

2.       THE SURVIVING CORPORATION

         2.1 ARTICLES. The articles of incorporation of Buyer as in effect immediately prior to the Effective Time shall be the articles of incorporation of the Surviving Corporation until thereafter amended in accordance with applicable Law and such articles of incorporation.

         2.2 BYLAWS. The bylaws of Buyer as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with applicable Law, the articles of incorporation of such Surviving Corporation and such bylaws.

         2.3 BOARD OF DIRECTORS. The board of directors of Buyer immediately prior to the Effective Time shall be the board of directors of the Surviving Corporation, each of such persons to serve until his or her successor, if there is to be one, is duly elected and qualified.

         2.4 OFFICERS. The officers of Buyer immediately prior to the Effective Time shall be the officers of the Surviving Corporation, each of such officers to serve until his or her successor, if there is to be one, is duly qualified. In addition, the Sellers shall be officers of the UDS Division pursuant to employment agreements referenced in PARAGRAPHS 9.7 AND 10.6.

3.       MERGER CONSIDERATION; ADJUSTMENT; EARNOUT

         3.1 MERGER CONSIDERATION. (a) The "MERGER CONSIDERATION" is the Initial Merger Consideration and the Earnout Payments, if any, determined in accordance with, and payable upon the occurrence of, the conditions described in PARAGRAPH 3.3, subject to adjustment pursuant to PARAGRAPH 3.2. The Merger Consideration shall be allocated 45% to West, 10% to Reeves and 45% to the Estate, except as otherwise provided in PARAGRAPH 3.1(B).

         (b)      The "INITIAL MERGER CONSIDERATION" is the sum of (i), (ii),
(iii) and (iv) of this PARAGRAPH 3.1(B) as set forth below:

                  (i) $750,000 to be paid by Buyer in cash in immediately available funds to be paid as provided for in PARAGRAPH 3.1(C);

                  (ii) 150,000 shares of newly issued shares of Buyer's Common Stock, $0.10 par value per share (the "COMMON STOCK," the shares being delivered to the Sellers pursuant to this PARAGRAPH 3.1(B)(II), PARAGRAPHS 3.1(B)(III) and (IV) being referred to herein as "INITIAL BUYER SHARES") to be delivered as provided for in PARAGRAPH 3.1(C); and

                  (iii) An amount (the "INITIAL MERGER CONSIDERATION BALANCE") to be paid or delivered as provided for in PARAGRAPH 3.1(C) equal to:

                           (A)      $2,000,000 minus

                           (B) the product of (x) 150,000 and (y) the average of the closing prices, without regard to trading volume, for shares of the Common Stock on the Nasdaq National Market as reported on the Internet website "www.nasdaq.com," or if such website is unavailable, as reported in The Wall Street Journal, for each of the 15 consecutive trading days immediately preceding the third Business Day before Closing.

                  (v) The Initial Merger Consideration shall be paid or delivered to the Sellers as follows:

        ----------------------------------------------------------
              SELLER       CASH PORTION      INITIAL BUYER SHARES

        ----------------------------------------------------------
              Reeves        $  251,000              20,000
        ----------------------------------------------------------
              Estate        $  556,500             130,000
        ----------------------------------------------------------
               West         $1,200,000                 -0-
        ----------------------------------------------------------
        Total:              $2,007,500             150,000

        ----------------------------------------------------------

         (c) Initial Merger Consideration Payment Procedures. At least 2 Business Days prior to the Closing, Sellers shall notify the Buyer in writing of
(i) the U.S. account or accounts they desire any cash portion of the Initial Merger Consideration to be deposited in, accompanied by wiring instructions;
(ii) how much of the Initial Merger Consideration Balance they desire to receive in Common Stock, and in how many certificates, and (iii) how much of the Initial Merger Consideration Balance they desire to receive in cash.

         3.2      MERGER CONSIDERATION ADJUSTMENT.

         (a) Preliminary Closing Balance Sheet. Within 30 days after the date of the Closing, the Sellers shall prepare and deliver to the Surviving Corporation a balance sheet of the Company as of immediately prior to the Closing prepared in conformity with generally accepted accounting principles in the United States ("GAAP") (such balance sheet being referred to as the "PRELIMINARY CLOSING BALANCE SHEET"). Without limiting the generality of the requirement that the Preliminary Closing Balance Sheet be prepared in conformity with GAAP, the Preliminary Closing Balance Sheet shall reflect all reserves and accruals required by GAAP including those set forth in the Disclosure Schedules in response to PARAGRAPH 6.7 hereto, provided, however, any footnotes required by GAAP need not be included.

         (b) Dispute Resolution by the Parties. (i) The Surviving Corporation shall have 15 days following receipt of the Preliminary Closing Balance Sheet in which to notify the Sellers of any dispute of any item contained therein, which notice shall set forth in reasonable detail the basis for such dispute. The Surviving Corporation and Sellers shall cooperate in good faith to resolve any dispute as promptly as possible, and upon such resolution, the Preliminary Closing Balance Sheet shall be revised in accordance with the agreement of the Surviving Corporation and Sellers, and shall thereupon become the "FINAL CLOSING BALANCE SHEET" and shall become final and binding upon the Surviving Corporation and Sellers.

                  (ii) If the Surviving Corporation does not notify the Sellers of any dispute within such 15-day period, the Preliminary Closing Balance Sheet shall be deemed to be the Final Closing Balance Sheet without revision or change, and shall become final and binding upon the Surviving Corporation and Sellers.

         (c) Dispute Resolution by Independent Accounting Firm. If the Surviving Corporation and Sellers are unable to resolve any such dispute within such 15-day period (or such longer period as the Surviving Corporation and Sellers shall mutually agree in writing) of delivery of such notice, such dispute shall be resolved by a mutually acceptable accounting firm of national standing in the United States ("INDEPENDENT ACCOUNTING FIRM"). If the Surviving Corporation and Sellers are unable to agree on the choice of an Independent Accounting Firm, they will select an Independent Accounting Firm by lot from a pool comprised of the "Big 5" accounting firms in the United States, provided, however, there shall be excluded from the pool the parties' regular accounting firms, any accounting firms involved in Buyer's review of the Company prior to the consummation of the transactions contemplated by this Agreement and any accounting firms involved in the preparation, review or audit of the Preliminary Closing Balance Sheet. If no national accounting firm shall be willing to serve as the Independent Accounting Firm, then an arbitrator shall be selected to serve as such, such selection to be according to the above procedures. The Independent Accounting Firm shall be instructed to use every reasonable effort to perform its services within 30 days of submission of the disputed issues to it and, in any case, as promptly as practicable after such submission. The Preliminary Closing Balance Sheet shall be revised in accordance with the decision of the Independent Accounting Firm, and shall thereupon become the Final Closing Balance Sheet and shall become final and binding upon the Surviving Corporation and Sellers.

         (d) Working Capital Adjustment. If the current assets minus the current liabilities, excluding the current portion of long-term debt, of the Company as set forth in the Final Closing Balance Sheet ("WORKING CAPITAL") is less than $(703,000), the Merger Consideration shall be reduced, on a dollar-for-dollar basis, by an amount equal to the difference between $(703,000) and the Working Capital, but after netting against such reduction the amount if any by which Funded Debt (as defined below) is less than $421,623.

         (e) Funded Debt Adjustment. If the debt of the Company for borrowed funds as set forth in the Final Closing Balance Sheet ("FUNDED DEBT") is greater than $421,623, the Merger Consideration shall be reduced, on a dollar-for-dollar basis, by an amount equal to the difference between $421,623 and the Funded Debt, but after netting against such reduction the amount by which the Working Capital is greater than $(703,000).

         (f) Shortfall. If the operation of PARAGRAPHS 3.2(D) AND (E) above result in a decrease in the Merger Consideration (such amount is hereinafter referred to as the "SHORTFALL"), then within 5 Business Days after the Preliminary Closing Balance Sheet becomes the Final Closing Balance Sheet in accordance with the provisions of this PARAGRAPH 3.2, Sellers shall cause the Shortfall to be paid in cash in immediately available funds to a U.S. account or accounts designated in writing by the Surviving Corporation.

         (g) Fees and Expenses of Independent Accounting Firm. If the Independent Accounting Firm resolves the disputes submitted to it pursuant to PARAGRAPH 3.2(C) in favor of the Surviving Corporation, the Sellers will be responsible for all the fees and expenses of the Independent Accounting Firm. If the Independent Accounting Firm resolves the disputes submitted to it pursuant to PARAGRAPH 3.2(C) in favor of the Sellers, the Surviving Corporation will be responsible for all the fees and expenses of the Independent Accounting Firm.

         3.3      EARNOUT PAYMENTS.

         (a) Calculation of Operating Income. For each Year during the Earnout Period, the chief financial officer of the Surviving Corporation shall prepare or cause to be prepared, and to deliver or cause to be delivered to Sellers and the Surviving Corporation, (i) a statement of income of the UDS Division for the Year then ended in accordance with GAAP (the "PRELIMINARY UDS DIVISION INCOME STATEMENT"); and (ii) a statement setting forth the calculation of the Operating Income for the Year then ended and all adjustments to the Preliminary UDS Division Income Statement necessary to make the calculation of Operating Income for the Year then ended (the "PRELIMINARY OPERATING INCOME DETERMINATION"). A copy of the Preliminary UDS Division Income Statement and Preliminary Operating Income Determination shall be delivered to the Sellers not later than 45 days after the end of the Year to which such documents relate. The cost of preparing the Preliminary UDS Division Income Statement and the Preliminary Operating Income Determination shall be borne by the Surviving Corporation. The Surviving Corporation shall permit Sellers and their accountants and other representatives to examine and make copies of workpapers, ledgers, accounting records, trial balances and such other information as Sellers shall reasonably request in order to verify the Preliminary UDS Division Income Statement and the Preliminary Operating Income Determination.

         (b) Dispute Resolution by the Parties. (i) For each Year during the Earnout Period, the Sellers shall have 30 days following the delivery of the Preliminary UDS Division Income Statement and the Preliminary Operating Income Determination in which to notify the Surviving Corporation of any dispute of any item contained therein, which notice shall set forth in reasonable detail the basis for such dispute. The Surviving Corporation and Sellers shall cooperate in good faith to resolve any dispute as promptly as possible, and upon such resolution, the Preliminary UDS Division Income Statement and the Preliminary Operating Income Determination shall be revised in accordance with the agreement of the Surviving Corporation and Sellers, and shall thereupon become the "FINAL UDS DIVISION INCOME STATEMENT" and "FINAL OPERATING INCOME DETERMINATION," respectively, and shall become final and binding upon the Surviving Corporation and Sellers.

                  (ii) If the Sellers do not notify the Surviving Corporation of any dispute within such 30-day period, the Preliminary UDS Division Income Statement and the Preliminary Operating Income Determination shall be deemed to be the Final UDS Division Income Statement and Final Operating Income Determination, respectively, without revision or change, and shall become final and binding upon the Surviving Corporation and Sellers.

         (c) Dispute Resolution by Independent Accounting Firm. For each Year during the Earnout Period, if the Surviving Corporation and Sellers are unable to resolve any such dispute within 30 days (or such longer period as the Surviving Corporation and Sellers shall mutually agree in writing) of delivery of such notice, such dispute shall be resolved by an Independent Accounting Firm selected in the manner provided for in PARAGRAPH 3.2(C). The Independent Accounting Firm shall be instructed to use every reasonable effort to perform its services within 30 days of submission of the disputed issues to it and, in any case, as promptly as practicable after such submission. The Preliminary UDS Division Income Statement and the Preliminary Operating Income Determination shall be revised in accordance with the decision of the Independent Accounting Firm, and shall thereupon become the Final UDS Division Income

Statement and Final Operating Income Determination, respectively, and shall become final and binding upon the Surviving Corporation and Sellers.

         (d) Year One Earnout. If the Operating Income for Year One as set forth in the Final Operating Income Determination for Year One exceeds $800,000, then the Surviving Corporation shall cause an amount equal to (i) such excess multiplied by 3 (ii) minus the Year One Earnout Adjustment, if any (the "YEAR ONE EARNOUT") to be paid or delivered as provided for in PARAGRAPH 3.3(H). If the Operating Income for Year One as set forth in the Final Operating Income Determination for Year One does not exceed $800,000, the Surviving Corporation shall not pay or deliver any portion of the Year One Earnout. For clarification, the operation of the earnout mechanisms reflected in PARAGRAPHS 3.3(D), (E) and
(F) is illustrated in EXHIBIT G.

         (e) Year Two Earnout. If the Operating Income for Year Two as set forth in the Final Operating Income Determination for Year Two exceeds the greater of (i) the Operating Income for Year One as set forth in the Final Operating Income Determination for Year One or (ii) $800,000 (such greater amount being referred to as the "YEAR TWO OPERATING INCOME HURDLE"), then the Surviving Corporation shall cause an amount equal to such excess multiplied by 3 (the "YEAR TWO EARNOUT") to be paid or delivered as provided for in PARAGRAPH 3.3(H). If the Operating Income for Year Two as set forth in the Final Operating Income Determination for Year Two does not exceed the Year Two Operating Income Hurdle, the Surviving Corporation shall not pay or deliver any portion of the Year Two Earnout.

         (f) Year Three Earnout. If the Operating Income for Year Three as set forth in the Final Operating Income Determination for Year Three exceeds the greater of (i) the Year Two Operating Income Hurdle or (ii) the Operating Income Determination for Year Two as set forth in the Final Operating Income Determination for Year Two (such greater amount being referred to as the "YEAR THREE OPERATING INCOME HURDLE"), then the Surviving Corporation shall cause an amount equal to such excess multiplied by 3 (the "YEAR THREE EARNOUT") to be paid or delivered as provided for in PARAGRAPH 3.3(H). If the Operating Income for Year Three as set forth in the Final Operating Income Determination for Year Three does not exceed the Year Three Operating Income Hurdle, the Surviving Corporation shall not pay or deliver any portion of the Year Three Earnout.

         (g)      Earnout Definitions.

                  (i) "EARNOUT PAYMENT" shall mean any of the Year One Earnout, Year Two Earnout or Year Three Earnout, and "EARNOUT PAYMENTS" shall mean all of them.

                  (ii) "EARNOUT PERIOD" shall mean the period commencing on the first day of a calendar month that is closest to the Closing and ending on the last day of the 36th month thereafter.

                  (iii) "OPERATING INCOME" shall mean for any period the operating income (or loss) from continuing operations of the UDS Division for such period, calculated as a separate entity, as determined in accordance with GAAP, after eliminating all items required to be eliminated in the course of the preparation of financial statements of the

         UDS Division in accordance with GAAP, provided, however, that, in calculating Operating Income, notwithstanding GAAP:

                           (A) The income (or loss) of any person in which the UDS Division has an ownership interest shall be excluded, except to the extent that any such income has been actually received by the UDS Division in the form of cash dividends or similar cash distributions;

                           (B) Any restoration to income of any contingency reserve or opening balance sheet accrual or reserve shall be excluded, except to the extent that provision for such reserve was previously charged to the income statement during such period;

                           (C) Any aggregate gain or losses during such period arising from the sale, conversion, exchange or other disposition of capital assets shall be excluded;

                           (D) Any gains resulting from any write-up, or any loss resulting from any write-down, of any assets shall be excluded;

                           (E) Any gain from the collection of the proceeds of life insurance policies shall be excluded;

                           (F) Any income or gain, or any loss, during such period from (w) any change in accounting principles or estimates in accordance with GAAP, (x) any prior period adjustments resulting from any change in accounting principles in accordance with GAAP, (y) any extraordinary items, or (z) any discontinued operations or the disposition thereof, shall be excluded;

                           (G) Any portion of such income that cannot be freely converted into United States Dollars shall be excluded;

                           (H) Any write-off or amortization of goodwill or other intangible assets related to this transaction shall be excluded;

                           (I) Any loss from business or operations referred or transferred from the Surviving Corporation to the UDS Division shall be excluded, except to the extent such business or operations would otherwise be profitable but for operational inefficiencies or errors attributable to the UDS Division;

                           (J) Profits from business or operations referred or transferred from the Surviving Corporation to the UDS Division shall be included;

                           (K) Any loss from business or operations referred or transferred from the UDS Division to the Surviving Corporation shall be included, except to the extent such business or operations would otherwise be profitable but for operational inefficiencies or errors attributable to the Surviving Corporation;

                           (L) Profits from business or operations referred or transferred from the UDS Division to the Surviving Corporation shall be included, except that such referrals or transfer will be subject to a customary intracompany charge to the UDS Division based on the Surviving Corporation's costs;

                           (M)      Management fees, allocation of
                  administrative overhead, legal or accounting services or other similar charges incurred, charged or allocated by the Surviving Corporation to the UDS Division shall be excluded (except for charges for the cost of services actually rendered by third parties jointly to the Surviving Corporation and the UDS Division, or the Surviving Corporation for the benefit of the UDS Division, and fairly allocated to the recipients of such services, including without limitation, the cost of insurance);

                           (N) Any effects of the Tax Election shall be excluded; and

                           (O) Any effects of the payment of $750,000 by the Company at the Closing to Thane International, Inc., a Delaware corporation ("THANE") in connection with the waiver, release and relinquishment of Thane's right of first refusal with respect to any offer by a third person for at least a majority of the issued and outstanding capital stock of the Company, or the payment of $500,000 by Buyer or the Surviving Corporation to Thane in connection with the extension and amendment of Thane's fulfillment agreement with the Company shall be excluded.

                  (iv) "UDS DIVISION" shall mean the business and operations of the Company post-Closing, maintained as a separate division of the Surviving Corporation with separate financial statements.

                  (v)      "YEAR" shall mean any of Year One, Year Two or Year
         Three.

                  (vi) "YEAR ONE" shall mean the period commencing on the first day of the Earnout Period and ending on the last day of the 12th month of the Earnout Period.

                  (vii) "YEAR ONE EARNOUT ADJUSTMENT" shall mean the amount in dollars by which the Operating Income for Year One as set forth in the Final Operating Income Determination for Year One exceeds $1,250,000; provided, however, the Year One Earnout Adjustment shall not exceed $750,000. If the Operating Income for Year One as set forth in the Final Operating Income Determination for Year One does not exceed $1,250,000, there shall be no Year One Earnout Adjustment. The Year One Earnout Adjustment reflects the amounts of future payments that may be made by the Company at the Closing to Thane in connection with the waiver, release and relinquishment of Thane's right of first refusal with respect to any offer by a third person for at least a majority of the issued and outstanding capital stock of the Company.

                  (viii) "YEAR TWO" shall mean the period commencing on the first day of the 13th month of the Earnout Period and ending on the last day of the 24th month of the Earnout Period.

                  (ix) "YEAR THREE" shall mean the period commencing on the first day of the 25th month of the Earnout Period and ending on the last day of the Earnout Period.

         (h) Earnout Payment Procedures. (i) Within 5 Business Days after the Preliminary Operating Income Determination for any Year becomes the Final Operating Income Determination for that Year, Sellers shall notify the Surviving Corporation in writing as to how they desire to receive the Earnout Payment for that year, if any is due, setting forth (A) how much of the Earnout Payment they desire to receive in Common Stock, and in how many certificates, (B) how much they desire to receive in cash, (C) delivery instructions for certificates of Common Stock, and (D) the U.S. account or accounts, with wiring instructions, to which they desire any cash portion to be paid (the "SELLERS NOTICE"). The cash portion of any Earnout Payment shall be paid, and certificates representing the Common Stock portion of any Earnout Payment shall be delivered, by the Surviving Corporation within 5 Business Days of receipt of Sellers Notice. To the extent Sellers have not paid the Surviving Corporation any Shortfall pursuant to PARAGRAPH 3.2(F) or any Indemnified Losses pursuant to PARAGRAPH 11.1, the Surviving Corporation may deduct such unpaid amounts from any Earnout Payment without prejudice to any other rights the Surviving Corporation may have against the Sellers with respect to the Shortfall or the Indemnified Losses.

                  (ii) If Sellers elect to receive any portion of the Year One Earnout in Common Stock, the number of shares they shall receive shall be equal to (A) the portion of the Year One Earnout so designated divided by (B) $9. If Sellers elect to receive any portion of the Year Two Earnout in Common Stock, the number of shares they shall receive shall be equal to (A) the portion of the Year Two Earnout so designated divided by (B) $12. If Sellers elect to receive any portion of the Year Three Earnout in Common Stock, the number of shares they shall receive shall be equal to (A) the portion of the Year Three Earnout so designated divided by (B) $15. The denominators used in each of the preceding three sentences of this PARAGRAPH 3.3(H)(II) shall be adjusted for any stock splits or other reclassifications and any transaction in which the Common Stock is replaced with or exchanged for the capital stock of a successor subsequent to the execution of this Agreement.

                  (iii) Fees and Expenses of Independent Accounting Firm. If the Independent Accounting Firm resolves the disputes submitted to it pursuant to PARAGRAPH 3.3(C) in favor of the Surviving Corporation, the Sellers will be responsible for all the fees and expenses of the Independent Accounting Firm. If the Independent Accounting Firm resolves the disputes submitted to it pursuant to PARAGRAPH 3.3(C) in favor of the Sellers, the Surviving Corporation will be responsible for all the fees and expenses of the Independent Accounting Firm.

         3.4 NO FRACTIONAL SHARES. In lieu of any fractional shares of Common Stock that might otherwise be delivered as any part of the Merger Consideration, cash will be paid.

         3.5 EARNOUT PAYMENT NOT CONTINGENT UPON EMPLOYMENT. Earnout Payments pursuant to this Article 3 shall not be contingent upon the continued employment of Reeves or West by the UDS Division or the Surviving Corporation during the Earnout Period.

         3.6 THANE PARTICIPATION IN FIRST YEAR EARNOUT MATTERS. Notwithstanding anything herein to the contrary, the parties acknowledge and agree that Thane shall have the right and reasonable opportunity, pursuant to and subject to the terms and conditions of that certain Waiver Agreement by and among the Buyer and Thane of even date herewith, to: (i) receive the Preliminary and Final UDS Division Income Statements and Operating Income Determinations in connection with the determination and delivery of the First Year Earnout within the same time periods prescribed for the delivery of such documents for the parties hereto; and (ii) cause independent accountants of its own choosing and at its own expense to audit or review any financial statement relating to the First Year Earnout.

4.       CLOSING

         4.1      CLOSING. Subject to termination of this Agreement pursuant to
ARTICLE 12, the consummation of the transactions contemplated in this Agreement (the "CLOSING") shall take place at the offices of McDonald, Carano, Wilson, McCune, Bergin, Frankovich & Hicks LLP, 241 Ridge Street, 4th Floor, Reno, Nevada at 10:00 a.m., Reno time, on the later of (a) December 8, 2000 or (b) the first Business Day after all the conditions set forth in ARTICLES 9 and 10 hereof have been satisfied or waived. On the date of the Closing, the Company and Buyer shall file the documents required by the Laws of their respective states of incorporation to effect the Merger. The Merger shall become effective at 8:59 PM Nevada time on December 8, 2000 (the "EFFECTIVE TIME").

         4.2 SELLERS SHARES. (a) At the Effective Time, by virtue of the Merger, and without any action on the part of the Sellers, all of the Sellers Shares issued and outstanding immediately prior to the Effective Date shall be canceled, retired and converted into and become the right to receive the Merger Consideration described in ARTICLE 3.

         (b) At the Closing, the Sellers shall surrender the certificates representing at least 90% of the Sellers Shares, accompanied by blank stock powers and all necessary transfer taxes and other revenue stamps, to Buyer, and Buyer shall deliver the Initial Merger Consideration to the Sellers. Within 50 days after the Closing, the Sellers shall surrender the certificates representing the remaining Sellers Shares, accompanied by blank stock powers and all necessary transfer taxes and other revenue stamps. Delivery of the Initial Buyer Shares shall be deemed to have been made if the Buyer causes a letter of instruction to be issued to the Buyer's transfer agent and registrar at the Closing instructing such transfer agent and registrar to issue certificates representing the Initial Buyer Shares to the Sellers in such denominations as requested by the Sellers pursuant to PARAGRAPH 3.1(C).

         4.3 TRANSACTIONS INTERDEPENDENT; DEFAULT BY ONE SELLER. (a) All deliveries, payments, and other transactions and documents relating to the Closing shall be interdependent and none shall be effective unless and until all are effective (except to the extent that the party entitled to the benefit thereof has waived satisfaction or performance thereof as a condition precedent to Closing).

         (b) If any Seller shall fail or refuse to deliver to Buyer, at the Closing, any of the Sellers Shares to be delivered by him hereunder, such failure or refusal shall not relieve the other Seller of any obligation under this Agreement, and Buyer, at its option and without prejudice to its rights against such defaulting Seller, may either purchase the remaining Sellers Shares, or refuse to make such purchase and thereby terminate all of its obligations hereunder, without any liability to any of the Sellers as a result of such termination.

5.       ADDITIONAL AGREEMENTS

         5.1 EXPENSES. Except as otherwise provided herein, all expenses incurred by Buyer in connection with the negotiations among the parties, and the authorization, preparation, execution and performance of this Agreement and the transactions contemplated hereby shall be paid by Buyer. Except as otherwise provided herein, all expenses incurred by the Sellers and the Company in connection with the negotiations among the parties, and the authorization, preparation, execution and performance of this Agreement and the Closing of the transactions contemplated hereby shall be paid by the Sellers.

         5.2 BROKERS. The Surviving Corporation shall indemnify the Sellers and hold them harmless from and against all claims or demands for commissions or other compensation by any broker, finder, or similar agent claiming to have been employed by or on behalf of Buyer. The Sellers (and, if the Merger is not consummated, the Company) shall, jointly and severally, indemnify Buyer and the Surviving Corporation and hold them harmless from and against all claims or demands for commissions or other compensation by any broker, finder, or similar agent claiming to have been employed by or on behalf of the Sellers or the Company. Without limiting the generality of the foregoing, the Sellers shall pay any fees, commissions or other demands of NewCap Partners Inc.

         5.3 PUBLICITY. After the execution of this Agreement, the Buyer or Surviving Corporation may in their discretion make any press releases and other public announcements respecting the subject matter hereof they deem necessary or desirable, provided however, that Sellers shall have a reasonable opportunity to review and comment upon any proposed such press release and other public announcement prior to dissemination thereof. After the execution of this Agreement, the Company or the Sellers may disseminate an announcement respecting the subject matter hereof for use in the marketing efforts of the Company or the UDS Division, provided, however, that the Buyer or the Surviving Corporation must approve the form and content of such announcement prior to dissemination thereof.

         5.4 ACCESS AND INSPECTION. The Sellers and the Company shall provide Buyer and their authorized representatives full access during normal business hours from and after the date hereof until the Closing to the books, records, properties and personnel of the Company for the purpose of making such investigation as they may reasonably desire, and the Sellers and the Company shall furnish such information concerning the Company as they may reasonably request. The Sellers and the Company shall assist Buyer in making such investigation and shall cause their counsel, accountants, consultants and other non-employee representatives to be reasonably available for such purposes. The Sellers and the Company shall also cause mutually agreed upon employees of the Company to be reasonably available. No investigation made heretofore or hereafter by Buyer or their authorized representatives shall limit or affect the representations, warranties, covenants and indemnities of the Sellers and the Company hereunder.

         5.5 COOPERATION. (a) The parties shall cooperate fully with each other and with their respective counsel and accountants in connection with any steps required to be taken as part of their respective obligations hereunder, and all parties shall use commercially reasonable efforts to consummate the transactions contemplated herein and to fulfill their obligations hereunder, including, without limitation, causing to be fulfilled at the earliest practical date the conditions precedent to the obligations of the parties to consummate the transactions contemplated hereby. From time to time and at any time, at the Surviving Corporation's request, whether on or after the date hereof, and without further consideration, the Sellers shall, at their expense, execute and deliver such further documents and instruments of conveyance, assignment, and transfer and shall take such further reasonable actions as may be necessary or desirable, in the opinion of the Surviving Corporation, in connection with the consummation of the transactions described herein.

         (b) In connection with the issuance from time to time of Common Stock pursuant to any Earnout Payment, the Sellers shall execute and deliver such further documents, questionnaires and certificates and shall take such further reasonable actions as may be necessary or desirable, in the opinion of the Surviving Corporation, to ensure compliance with applicable securities Laws.

         5.6 BUYER'S PUBLIC DOCUMENTS AND ACCESS TO INFORMATION. Buyer has delivered to the Company and the Sellers true and complete copies of (a) Buyer's Annual Report on Form 10-K for the year ended December 31, 1999, (b) Buyer's definitive Proxy Statement relating to its 2000 annual meeting of shareholders,
(c) Buyer's 1999 annual report to shareholders, (d) Buyer's Prospectus dated July 26, 1999 offering for sale to the public 2,500,000 shares of Common Stock, and (e) Buyer's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, June 30 and September 30, 2000, each as amended (such documents are referred to as the "SEC DOCUMENTS"). In addition to the SEC Documents, Buyer has provided, through its Chief Financial Officer and other officers, the Company and the Sellers with opportunities to become familiar with the business, financial condition, management, prospects and operations of Buyer, including reasonable opportunities to ask questions of, receive answers from and obtain information regarding Buyer and its business which is material to their investment decision.

         5.7 LEGENDING OF COMMON STOCK. Each Seller acknowledges and agrees that all shares of Common Stock received by him hereunder (whether as part of the Initial Merger Consideration or any Earnout Payment) shall not have been registered under the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder (the "SECURITIES ACT"), or the securities Laws of any state. Each Seller acknowledges that there shall be placed on all certificates representing the shares of Common Stock issued to each Seller pursuant to this Agreement appropriate restrictive legends referencing the restrictions imposed by applicable securities Laws. Each Seller hereby acknowledges and agrees that the shares of Common Stock shall be subject to the holding period, volume limitations and other restrictions provided in Rule 144 (or any successor provision thereto) promulgated under the Securities Act. Each Seller agrees that he will not offer to sell, sell or otherwise dispose of any Common Stock issued to him pursuant to this Agreement except pursuant to an effective registration statement or the applicable requirements of Rule 144 or another exemption from the registration requirements of the Securities Act and applicable state securities Laws. With respect to any such sale or disposition, each Seller agrees to furnish to the Surviving Corporation or Buyer upon request such information as its counsel may deem necessary to assure that such sale or disposition is made in full compliance with this Agreement, such rule and all applicable federal and state securities Laws.

         5.8 NON-SOLICITATION OF THIRD PARTY OFFERS. Except in connection with the right of first refusal of Thane, the Sellers and the Company agree that neither any Seller nor any of his relatives, Affiliates, heirs or representatives, nor the Company, or any of its respective officers, directors, management employees, Affiliates, related Persons or agents, will, directly or indirectly (a) negotiate or discuss with any other Person any other transaction involving a merger of the Company, or the sale of any shares in or assets of the Company or any other business combination involving the Company, (b) reveal the terms of this Agreement to any Person except for the purpose of carrying out the transactions contemplated herein, or (c) solicit, encourage, negotiate, discuss or accept any offer, bid or proposal from any other Person respecting any transaction involving a merger of the Company, the sale of any shares in or assets of the Company or any other business combination involving the Company. If the Company or any Seller receives a proposal of the kind described in PARAGRAPH 5.8(C) prior to the date of the Closing, then the Company or the Sellers (as the case may be) shall immediately notify Buyer of the receipt of such proposal and shall promptly provide Buyer with a copy of such proposal (or if such proposal is not in writing, a written summary of its terms).

         5.9 COVENANTS AGAINST COMPETITION. (a) In order to induce Buyer to enter into this Agreement and to tender the Merger Consideration as provided herein, each Seller agrees that he will not, without the prior written consent of the Surviving Corporation, for his own account or jointly with another, directly or indirectly, for or on behalf of any Person, as principal, agent, shareholder, participant, partner, promoter, director, officer, manager, employee, consultant, sales representatives or otherwise, except on behalf of the Surviving Corporation:

                           (i) for a period of 2 years from the date of the Closing, engage or invest in, or own, control, manage or participate in the ownership, control or management of, or render services or advice to, or lend his name to, any business engaged, or which he reasonably knows is undertaking to become engaged, within Nevada and California (which is the territory in which the Company currently does business and the territory into which the parties reasonably expect the business to expand), in marketing support services, including, among other things, order processing, payment processing, warehousing, fulfillment, customer service, call center service and website development (the "BUSINESS"); provided, however, it shall not be a breach of the covenant contained herein for any Seller to own not more than 2% of the equity interests of any Person whose equity interests are publicly traded;

                           (ii) for a period of 2 years from the date of the Closing, solicit, or assist in the solicitation of, any Person having an office or place of business within the United States to whom any Seller sold or provided any services pursuant to the Business during the 2 year period ending on the date of the Closing, for the purpose of obtaining the patronage of such Person for the Business;

                           (iii) for a period of 2 years from the date of the Closing, solicit, or assist in the solicitation of, any Person employed by the Surviving Corporation, including the UDS Division, (as an employee, independent contractor or otherwise), to terminate such employment, whether or not such employment is pursuant to a contract and whether or not such employment is at will; or

                           (iv) use, or disclose or reveal to any Person, any Confidential Information of the Surviving Corporation.

         (b) Although the parties have, in good faith, used their best efforts to make the provisions of this PARAGRAPH 5.9 reasonable in both geographic area and in duration, and it is not anticipated, nor is it intended, by any of the parties hereto that a Forum of competent jurisdiction would find it necessary to reform the provisions hereof to make it reasonable in both geographic area and in duration, or otherwise, the parties understand and agree that if a Forum of competent jurisdiction determines it necessary to reform the scope of this PARAGRAPH 5.9 in order to make it reasonable in either geographic area or duration, or otherwise, damages, if any, for a breach hereof, as so reformed, would be deemed to accrue to the Surviving Corporation as of and from the date of such a breach only insofar as the damages for such breach relate to an action which occurred within the scope of the geographic area and duration as so reformed.

         5.10 REGISTRATION RIGHTS. (a) Piggyback Rights. After the Effective Date, if the Surviving Corporation shall prepare and file one or more registration statements under the Securities Act with respect to a public offering of shares of Common Stock by the Surviving Corporation or by its shareholders (other than a registration statement on Form S-4, Form S-8 or any similar form considered inappropriate for general use by selling shareholders), the Surviving Corporation agrees to include in any such registration statement such information as is required, and such number of shares of Common Stock held by Sellers (including the Initial Buyer Shares and any shares of Common Stock that may be issued as any part of an Earnout Payment) as may be requested, to permit a public offering of the Sellers' Common Stock; provided, however, that if, in the opinion of the managing underwriter for such offering, the inclusion of the Sellers' Common Stock requested to be registered would materially and adversely affect the entire offering, then the Surviving Corporation may exclude from such offering all or any portion of the Sellers' Common Stock requested to be so registered. The Surviving Corporation shall bear all fees and expenses incurred by it in connection with the preparation and filing of such registration statement. In the event of such a proposed registration, the Surviving Corporation shall furnish the Sellers not less than 30 days' notice prior to the proposed or expected effective date of such registration statement. Such notice shall continue to be given by the Surviving Corporation to Sellers with respect to subsequent registration statements filed by the Surviving Corporation until the earlier to occur of (i) all shares of the Sellers' Common Stock have been registered and sold, (ii) all shares of the Sellers' Common Stock may be sold without registration pursuant to Rule 144 promulgated under the Securities Act or any successor provision thereto or (iii) the third anniversary of the Effective Date. The Sellers shall exercise the rights provided for in this PARAGRAPH 5.10 by giving written notice to the Surviving Corporation within 10 days of receipt of the Surviving Corporation's notice. Sellers shall not have "demand" rights to compel the Surviving Corporation to prepare any registration statement.

         (b) Information to be Furnished by Sellers. In connection with the registration of Sellers' Common Stock, and as a condition to the Surviving Corporation's obligations under this PARAGRAPH 5.10, each Seller will furnish to the Surviving Corporation in writing such information with respect to such Seller and its proposed disposition as shall be reasonably necessary in order to assure compliance with the Securities Act and with other federal and applicable state securities Laws. Without limiting the generality of the foregoing, in connection with an underwritten public offering, any Seller electing such method of disposition shall be required to enter into a written agreement with the managing underwriter in such form and containing such provisions as is customary for such an arrangement, and to complete and execute all questionnaires, powers of attorney, indemnities, and other documents or instruments, all may be reasonably required under such terms of the underwriting arrangements.

         (c) Expenses of Sellers. All underwriting discounts and selling commissions applicable to the sale of any Sellers' Common Stock, as well as fees and expenses of any counsel, accountant, or other advisor to any Seller, shall be borne by such Seller.

         (d) Certain Restrictions. Notwithstanding anything to the contrary contained herein, if there is a firm commitment underwritten offering of securities for the Surviving Corporation pursuant to a registration statement, and if any Seller does not elect to sell its Common Stock to the underwriters of the Surviving Corporation's securities in connection with such offering, then the Sellers (if requested by the managing underwriter) shall agree to refrain from selling or otherwise disposing of any of their Common Stock for a period not to exceed 90 days after the commencement of the offering pursuant to such registration statement.

         5.11 LOCKUP OF INITIAL BUYER SHARES. (a) Notwithstanding anything herein to the contrary, without the prior written consent of the Surviving Corporation, the Sellers will not during the period commencing on the Effective Date and ending on the first anniversary thereof, (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any of the Initial Buyer Shares, or (ii) enter into any swap, option, future, forward or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of any of the Initial Buyer Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of the Initial Buyer Shares or other securities, in cash or otherwise.

         (b) Notwithstanding anything herein to the contrary, without the prior written consent of the Surviving Corporation, the Sellers will not during the period commencing on the Effective Date and ending on the second anniversary thereof, (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, over 50% of the Initial Buyer Shares, or
(ii) enter into any swap, option, future, forward or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of over 50% of the Initial Buyer Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of the Initial Buyer Shares or other securities, in cash or otherwise.

         (c) Notwithstanding PARAGRAPHS 5.11(A) OR (B), any Seller may transfer any Initial Buyer Shares either during his lifetime or on death by will or by intestacy to his spouse, lineal descendant, father, mother, brother or sister or to a trust or other entity the beneficiaries or equity holders of which are exclusively the Seller and/or one of the foregoing persons; provided, however, that in any such case it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding the Initial Buyer Shares transferred subject to the provisions of this PARAGRAPH 5.11, and there shall be no further transfer of such Initial Buyer Shares except in accordance with this paragraph.

         5.12     CERTAIN TAX MATTERS.

         (a) Section 338(h)(10) Election. At the Buyer's or Surviving Corporation's option, either prior to or after the Closing, the Company and each of the Sellers will join with Buyer or the Surviving Corporation in making an election under Section 338(h)(10) of the Code (and any corresponding election under state or local tax law) (a "TAX ELECTION") with respect to the transactions contemplated by this Agreement. Sellers will include any income, gain, loss, deduction, or other tax item resulting from a Tax Election on their Returns to the extent required by applicable Law. The Surviving Corporation shall pay any Tax imposed on the Company, the Surviving Corporation or the Sellers attributable to the making of the Tax Election, provided, however, Sellers shall cooperate with the Surviving Corporation to minimize any such Tax.

         (b) Allocation of Purchase Price. Buyer and Sellers agree that the Merger Consideration and the Liabilities of the Company (plus other relevant items) will be allocated to the assets of the Company for all purposes (including Tax and financial accounting) in a manner consistent with such assets' net book value as recorded for tax purposes. The parties will file all Returns (including amended Returns and claims for refund) and information reports in a manner consistent with such values.

         (c) S Corporation Status. The Company and Sellers will not revoke the Company's election to be taxed as an S corporation within the meaning of Sections 1361 and 1362 of the Code. The Company and Sellers will not take or allow any action (other than the consummation of the transactions contemplated by this Agreement if no Tax Election will be made) that would result in the termination of the Company's status as a validly electing S corporation.

         (d) Tax Periods Ending on or before the Closing. The Sellers shall prepare or cause to be prepared and file or cause to be filed all Returns for the Company for all periods ending on or prior to the date of the Closing which are filed after the date of the Closing. All such Returns shall show the correct and proper amount due. The Sellers shall permit the Surviving Corporation to review and comment on each such Return described in the preceding sentence prior to filing. To the extent permitted by applicable Law, Sellers shall include any income, gain, loss, deduction or other tax items for such periods on their Returns in a manner consistent with the Schedule K-1s furnished by the Company to the Sellers for such periods. Sellers shall pay any Taxes of the Company with respect to such periods.

         (e)      Cooperation on Tax Matters.

                  (i) The parties shall cooperate fully, as and to the extent reasonably requested by another party, in connection with the filing of Returns and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

                  (ii) Buyer and Sellers further agree, upon request, to use their best efforts to obtain any certificate or other document from any Government or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

         (f) Tax Sharing Agreements. All tax sharing agreements or similar agreements with respect to or involving the Company shall be terminated as of the Effective Date and, after the Effective Date, the Surviving Corporation shall not be bound thereby or have any liability thereunder.

         (g) Certain Taxes. All transfer, documentary, sales, use, stamp, registration and other such taxes and fees (including any penalties and interest) incurred in connection with this Agreement shall be paid by Sellers when due, and Sellers will, at their own expense, file all necessary Returns, and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other taxes and fees, and, if required by applicable law, the Surviving Corporation will, and will cause its Affiliates to, join in the execution of any such Returns.

         (h) Taxable Transaction. All parties acknowledge and agree that the Merger is a taxable transaction under the Code, and does not qualify as a reorganization as defined in Section 368 of the Code or as a transfer to a controlled corporation under Section 351 of the Code.

         5.13 SUBSEQUENT CHANGE OF CONTROL. (a) If the Surviving Corporation shall undergo a Change in Control after the Effective Date, the Surviving Corporation shall require any purchaser or acquiror of, or successor to, the Surviving Corporation, as a condition to such transaction, to succeed to and perform in accordance with the terms of this Agreement, the Other Agreements and the obligations and benefits thereunder. A "CHANGE IN CONTROL" is a transaction, mutually negotiated and agreed upon by the Surviving Corporation and another Person, whereby the Surviving Corporation consolidates or merges with or into another Person, or is otherwise reorganized, in any such case if after such transaction, any Person that did not own 50% or more of the then outstanding shares of Common Stock prior to such transaction then owns, directly or indirectly, more than 50% of the then outstanding shares of the Common Stock or more than 50% of the assets of the Surviving Corporation.

         (b) The Buyer and the Surviving Corporation acknowledge that the failure of any purchaser or acquiror of, or successor to, the Surviving Corporation to succeed to and perform in accordance with the terms of this Agreement and the Other Agreements shall cause substantial and irreparable harm to the Sellers. Accordingly, the Buyer and the Surviving Corporation agree that the Sellers shall be entitled, in addition to all other remedies available at law or in equity, to injunctive and equitable relief to enjoin any activity or omission of any purchaser or acquiror of, or successor to, the Surviving Corporation that constitutes a breach of any covenant of the Buyer or the Surviving Corporation in this Agreement or the Other Agreements.

         5.14     EARNOUT PERIOD OPERATING MATTERS.

         (a) During the Earnout Period, the Surviving Corporation will operate the UDS Division as a separate division of the Surviving Corporation and maintain separate income statements sufficient to prepare the income statements required to be delivered under, and calculate Operating Income as provided in, PARAGRAPH 3.3.

         (b) During the Earnout Period, the Surviving Corporation shall allocate $1,200,000 per Year for capital expenditure purposes ("CAPITAL") to the UDS Division. Draws and uses of Capital shall be at the reasonable discretion of West (so long as he is Chief Executive Officer of the UDS Division), provided, however, that any individual use of Capital exceeding $150,000 requires the consent and agreement of the President, Chief Executive Officer, Chief Operating Officer or Chief Financial Officer of the Surviving Corporation, which consent will not be unreasonably withheld. Notwithstanding the foregoing, the Surviving Corporation shall be under no obligation to allocate (i) over $600,000 of Capital during Year One if the UDS Division is not on budget to achieve Operating Income for Year One of at least $800,000 or (ii) any Capital during Year Two or Year Three if the Operating Income as set forth in the Final Operating Income Determination for the Year preceding the then current Year did not equal or exceed $800,000.

         (c) During the Earnout Period, West (so long as he is Chief Executive Officer of the UDS Division) shall have the reasonable opportunity to review any business or operations that the Surviving Corporation proposes to refer or transfer to the UDS Division. After good faith consultation with appropriate officers of the Surviving Corporation concerning any such proposed referral or transfer, West may reject such referral or transfer for any commercially reasonable justification, which justification West shall provide in writing to the Surviving Corporation.

         (d) During the Earnout Period, the Surviving Corporation, the UDS Division and the Sellers shall cooperate with each other in good faith in the conduct of the business and operations of the Surviving Corporation and the UDS Division.

         (e) During the Earnout Period, West shall serve as Chief Executive Officer of the UDS Division with day-to-day decision-making authority with respect to the operations of the UDS Division, subject to and upon the terms of West's employment agreement with the Surviving Corporation, in substantially the form attached hereto as EXHIBIT A-1.

         (f) The Buyer and Surviving Corporation will not discharge or terminate any employees of the Company or the UDS Division at Closing.

         5.15 LITIGATION SUPPORT. In the event and for so long as any party actively is contesting or defending against any Action or other dispute in connection with (a) any transaction contemplated under this Agreement or (b) any fact, situation, circumstance, status, condition, activity, practice, occurrence, event, incident, action, failure to act, or transaction on or prior to the date of the Closing involving the Company, each of the parties will cooperate with the contesting or defending party and its or their counsel in the contest or defense, all at the sole cost and expense of the contesting or defending party (except to the extent the contesting or defending party is entitled to indemnification under this Agreement).

         5.16 EFFORTS TO CONSUMMATE. Subject to the terms and conditions of this Agreement, each party hereto shall use reasonable efforts to take or cause to be taken all actions and do or cause to be done all things required under applicable Law in order to consummate the transactions contemplated hereby, including, without limitation, (a) obtaining all authorizations, consents and approvals of any person or authority that are required for or in connection with the consummation of the transactions contemplated hereby and by the other documents describing the transactions contemplated hereby (b) taking any and all reasonable actions necessary to satisfy all of the conditions to such party's obligations hereunder as set forth in ARTICLES 9 and 10, and (c) executing and delivering all agreements and documents required by the terms hereof to be executed and delivered by such party on or prior to the Closing.

         5.17 NOTICE OF ADVERSE CHANGES IN CONDITION. Sellers agree to give written notice promptly to Buyer upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to the Company which
(a) is reasonably likely to have, individually or in the aggregate, a material adverse effect on the business, properties, financial condition or prospects of the Company, (b) would cause or constitute a material breach of any of the representations and warranties contained in ARTICLE 6 hereof, or (c) which is reasonably likely to result in Sellers or the Company's inability to perform their or its obligations under this Agreement.

         5.18 STOCK OPTIONS OF SURVIVING CORPORATION. The Surviving Corporation agrees to allocate up to 50,000 shares of the authorized and unissued Common Stock reserved under the Surviving Corporation's 2000 Stock Option and Incentive Award Plan (or any successor plan thereto) for grants and awards of incentive and nonqualified stock options, restricted or unrestricted stock awards, stock appreciation rights or performance shares to employees of the UDS Division. West and the appropriate executive officers of the Surviving Corporation shall mutually determine the types, amounts, recipients and other terms of the grants and awards to UDS Division employees to be recommended to the Board of Directors of the Surviving Corporation, or an appropriate committee or subcommittee thereof, for approval. Such grants and awards shall generally be subject to and in accordance with: (a) the Surviving Corporation's prevailing vesting schedule for stock options and incentive awards, as set forth in the following table:

         ---------------------------------------------------------------
         ANNIVERSARY OF GRANT/AWARD DATE       PERCENTAGE OF GRANT/AWARD
                   (YEARS)                           VESTED (%)
         ---------------------------------------------------------------
                      2                                  50
         ---------------------------------------------------------------
                      3                                  25
         ---------------------------------------------------------------
                      4                                  25
         ---------------------------------------------------------------

         and (b) the Surviving Corporation's prevailing guidelines for the amounts of grants and awards to be granted and awarded to employees within particular salary ranges, as set forth in the following table:

             ------------------------------------------------------
                                            NUMBER OF SHARES OF
                                                COMMON STOCK
                       SALARY ($)        UNDERLYING GRANTS/AWARDS
             ------------------------------------------------------
                  30,000 to 45,000                 1,000
             ------------------------------------------------------
                  45,001 to 60,000                 3,000
             ------------------------------------------------------
                  60,001 to 70,000                 5,000
             ------------------------------------------------------
                  70,001 to 80,000                 8,000
             ------------------------------------------------------
                  80,001 and above                 10,000
             ------------------------------------------------------

         5.19 UDS DIVISION ACCESS TO SURVIVING CORPORATION RESOURCES. (a) During the Earnout Period, the UDS Division shall have access, subject to capacity restrictions and customary intracompany charges based on the Surviving Corporation's costs, to the Surviving Corporation's: Atlanta and Pueblo call centers; Atlanta distribution center; and information technology staff and resources, including without limitation the Surviving Corporation's enterprise resource planning systems and programming staff.

         (b) To the extent the Surviving Corporation develops other call center and distribution capabilities, including international capabilities, the UDS Division shall be allowed access to such facilities, subject to capacity restrictions and customary intracompany charges based on the Surviving Corporation's costs.

         (c) The Surviving Corporation shall seek to cause or permit the UDS Division to have access to the services and products of Return.com Online, Inc. upon substantially the same terms that the Surviving Corporation receives for comparable services and products.

         5.20 ASSUMPTION OF SELLERS' GUARANTIES. The Surviving Corporation shall use its commercially reasonable efforts to assume or secure the release of the guaranties securing obligations of the Company set forth in the Disclosure Schedules as soon as practicable after the Closing.

         5.21 PURCHASE OF THANE WAIVER OF RIGHT OF FIRST REFUSAL. The parties acknowledge and agree that in order to consummate the transactions contemplated hereby, the Buyer and the Company are entering into with Thane that certain Waiver Agreement of even date herewith, pursuant to which, among other things, it is contemplated that Thane will waive, release and relinquish its right of first refusal with respect to any offer by a third person for at least a majority of the issued and outstanding capital stock of the Company in exchange for good and valuable consideration to be tendered to Thane by Buyer and the Company. It is further acknowledged and agreed by the parties that the transactions contemplated hereby cannot be consummated without securing said waiver, release and relinquishment from Thane.

         5.22 TERMINATION OF STOCK TRANSFER RESTRICTIONS AND BUY-OUT AGREEMENT. The Sellers agree to terminate that certain Stock Transfer Restrictions and Buy-Out Agreement made and entered into on March 20, 1996 by and among UDS and the shareholders of UDS effective immediately prior to the Closing and hereby waive any and all rights, claims or Actions arising thereunder.

6.       REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SELLERS AND THE
         COMPANY

         The Sellers and the Company have delivered to Buyer the Disclosure Schedules attached hereto (the "DISCLOSURE SCHEDULES") which contain certain information regarding the Company and the Sellers. The information contained in the Disclosure Schedules shall be deemed to be part of and qualify only those sections of this Agreement which correspond to or are referred to in the sections of the Disclosure Schedules. In addition to the Disclosure Schedules, the Sellers and the Company have delivered to Buyer certain documents and materials pursuant to this Agreement, and the Disclosure Schedules and all such documents and materials are or were true, correct and complete as of the date furnished, and any and all modifications or amendments thereto have been or will be delivered to Buyer. At all times prior to and including the date of the Closing, the Sellers and the Company shall promptly provide Buyer with written notification of any event, occurrence or other information of any kind whatsoever which affects, or may affect, the continued truth, correctness or completeness of any representation or warranty made in this Agreement or any information contained in the Disclosure Schedules. For convenience, references to the Disclosure Schedules in this Agreement are underlined. To induce Buyer to enter into and perform this Agreement, the Sellers and the Company, jointly and severally, represent and warrant to Buyer as follows:

         6.1      ORGANIZATION, QUALIFICATION AND AUTHORITY.

         (a) The Company is a corporation duly organized and validly existing under the Laws of the State of Nevada. The Company has offices and places of business at the locations specified in the Disclosure Schedules. The Company has full corporate power and authority and is entitled to own or lease its properties and to carry on its business as and in all places where such business is conducted and such properties are owned or leased. The Company is qualified to do business as a foreign corporation in the jurisdictions set forth in the Disclosure Schedules. The Company is not required to be qualified as a foreign corporation in any other jurisdiction. The Company and the Sellers have previously furnished to Buyer true, correct and complete copies of the articles or certificate of incorporation and bylaws of the Company, as amended to date. The Company and the Sellers have previously furnished to Buyer true, correct and complete copies of: (i) the minutes and other similar records of meetings of the shareholders of the Company and its board of directors, which contain all records of meetings and actions taken in lieu thereof by the Company's shareholders and show all corporate actions taken by the Company's shareholders, the board of directors, or any committees thereof, and (ii) the share transfer records, which reflect fully all issuances, transfers and redemptions of the Company's shares since the date of its incorporation.

         (b) The Company has the corporate power and authority to execute, deliver and perform this Agreement and any other agreements or instruments contemplated by this Agreement ("OTHER AGREEMENTS") to which it is (or at the Closing will be) a party. The execution, delivery and performance by the Company of this Agreement and the Other

Agreements and the consummation of the transactions contemplated thereby have been (or will be) duly approved and authorized by all necessary action of the Company and its shareholders. This Agreement has been and the Other Agreements have been (or at the Closing will be) duly and validly executed and delivered by the Company and constitute (or will when executed constitute) the valid and legally binding obligations of the Company, subject to general equity principles, enforceable in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting the rights of creditors generally.

         6.2      OWNERSHIP OF SHARES; SUBSIDIARIES.

         (a) The total authorized capital stock of the Company is set forth in the Disclosure Schedules.

         (b) All of the issued and outstanding shares of capital stock of the Company are owned of record and beneficially by the Sellers as set forth in the Disclosure Schedules.

         (c) All of the issued and outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable and were authorized, offered, issued and sold in accordance with all applicable securities and other Laws and all rights of the Company's shareholders and other Persons. No Person has any preemptive rights with respect to shares of capital stock of the Company. There are no outstanding securities convertible into the capital stock or rights to subscribe for or to purchase, or any options for the purchase of, or any agreements or arrangements providing for the issuance (contingent or otherwise) of, or any Actions relating to, the capital stock of the Company. Except with respect to the right of first refusal of Thane, there are no voting trusts, proxies or other agreements or understandings with respect to the voting of the capital stock of the Company. The Company is not subject to any obligation to repurchase or otherwise acquire or retire any of its capital stock, and the Company has no Liability for dividends declared or accrued, but unpaid, with respect to its capital stock. The Company has not purchased or redeemed any of its capital stock, and except as set forth in the Disclosure Schedules has not paid any dividend or made any other payment to the Sellers or other Related Parties within the past year.

         (d) The Company has no subsidiaries. The Company does not own or have an interest, direct or indirect, or any commitment to purchase or otherwise acquire, any capital stock or other equity interest, direct or indirect, in any other Person, except as set forth in the Disclosure Schedules. All such interests so set forth are owned of record and beneficially by the Company as set forth in the Disclosure Schedules and are duly authorized, validly issued, fully paid and nonassessable, and were authorized, offered, issued and sold in accordance with all applicable securities and other Laws.

         (e) Each Seller is the legal and beneficial owner of the Sellers Shares as set forth in the Disclosure Schedules, free and clear of any and all Liens. The Sellers Shares held by the Estate were previously the separate property of John L. West (the "DECEDENT") and not subject to any claim under any Laws, including the community property laws of the State of Nevada. The Company is the owner of all investments disclosed under PARAGRAPH 6.2(D), free and clear of any and all Liens. There are no outstanding contracts, demands, commitments or other agreements or arrangements under which any Seller or the Company is or may become obligated to sell, transfer or assign any of the Sellers Shares or such investments.

         6.3      CAPACITY; ESTATE; INCONSISTENT OBLIGATIONS.

         (a) Each Seller has the full right, power and legal capacity to execute, deliver and perform his obligations under this Agreement and the Other Agreements to which he or it is (or at the Closing will be) a party. This Agreement and the Other Agreements have been (or at the Closing will be) duly and validly executed and delivered by each Seller and constitute (or will when executed constitute) the valid and legally binding obligations of each Seller, subject to general equity principles, enforceable in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency or similar Laws affecting the rights of creditors generally. The Company has full corporate power and authority to execute, deliver, and perform this Agreement and the Other Agreements to which it is (or at the Closing will be) a party. This Agreement has been, and such Other Agreements have been (or at the Closing will be) duly and validly executed and delivered by the Company and constitute (or will when executed constitute) the valid and legally binding obligations of the Company, subject to general equity principles, enforceable in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, reorganization, or similar laws affecting the rights of creditors generally.

         (b) The Estate is a valid and permissible shareholder of an S corporation under all applicable federal and state Laws. The executor or personal representative of the Estate (the "EXECUTOR") is a valid and permissible executor or personal representative of the Estate under the Laws of the State of Nevada and is the executor or personal representative appointed in the Last Will and Testament of the Decedent dated July 21, 1992 (the "WILL"). The Decedent died testate on April 7, 2000, survived by his spouse, who is the Executor. The Decedent's domicile was in Washoe County, Nevada and the Will was duly admitted to probate in the Second Judicial District Court of the State of Nevada In and For the County of Washoe (the "WILL FORUM") on June 22, 2000. The Will Forum is the appropriate Forum for probate of the Will. The Executor was duly qualified to act as executor or personal representative and was authorized to act as such under the Will and letters testamentary from the Will Forum issued June 23, 2000. The Executor on behalf of the Estate has full power and authority under the Will (subject to the obtaining of any necessary or desirable consents or approvals of any Forum) to execute, deliver, and perform this Agreement and the Other Agreements to which it is (or at the Closing will be) a party, to hold and use the Estate's property for the benefit of the Estate's beneficiaries and to conduct its estate purpose. This Agreement has been, and such Other Agreements have been (or at the Closing will be) duly and validly executed and delivered by the Executor on behalf of the Estate and constitute (or will when executed constitute) the valid and legally binding obligations of the Executor on behalf of the Estate, subject to general equity principles, enforceable in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, reorganization, or similar laws affecting the rights of creditors generally. The execution, delivery and performance by the Executor on behalf of the Estate has been (or at the Closing will be) approved or consented to by the beneficiaries of the Estate or by any Forum, to the extent such approvals or consents are deemed either necessary or desirable. Without limiting the generality of the representation and warranty in the foregoing sentence, the execution, delivery and performance of this Agreement and the Other Agreements has been duly approved by an Order issued from the Will Forum and a consent from the beneficiaries of the Estate.

         (c) Except as set forth in the Disclosure Schedules, the execution, delivery and performance of this Agreement and the Other Agreements to which any Seller or the Company is (or at the Closing will be) a party will not (i) result in a violation of the Company's articles or certificate of incorporation or bylaws, the Will or any Law, or (ii) result in a breach of, conflict with or default under any term or provision of any indenture, note, mortgage, bond, security agreement, loan agreement, guaranty, pledge, Lien or other instrument, contract, agreement or commitment or any Order, to which the Company or any such Seller is a party or by which any of them or any of their respective assets and properties, including, without limitation, the Sellers Shares, is subject or bound; nor will such actions result in (A) the creation of any Lien on any of the Sellers Shares or any of the Company's or the Estate's assets or properties, (B) the acceleration or creation of any Liability of the Company, (C) the forfeiture of any right or privilege of the Company, or (D) the forfeiture of any right or privilege of any Seller which may affect his ability to perform under this Agreement.

         6.4 CONSENTS. The execution, delivery and performance by each Seller and the Company of this Agreement and the Other Agreements to which he or it is (or at the Closing will be) a party, and the consummation of the transactions contemplated herein and therein does not (a) require the consent, approval or action of, or any filing with or notice to, any Government or other Person, other than with respect to: the right of first refusal of Thane; filings of articles or certificates of merger with the Secretaries of State of the States of Nevada and Georgia; any necessary or desirable consents or approvals of the beneficiaries of the Estate; any necessary or desirable consents or approvals of any Forum with respect to the Estate; and any filings necessitated by the securities laws of the United States or any State; or (b) impose any other term, condition or restriction on the Surviving Corporation pursuant to any business combination or takeover Law.

         6.5 NO VIOLATION; COMPLIANCE WITH LAWS. The Company is not in default under or in violation of (a) its articles or certificate of incorporation or bylaws or (b) any Order. Neither the Estate nor the Executor is in default under or in violation of (a) the Will or (b) any Order, including of the Will Forum. The operations of the Company and the Estate and the Executor and their predecessors have been conducted in all material respects in compliance with all applicable Laws. (For purposes of this paragraph, any violation of applicable Law that could result in imposition of a fine or other monetary penalty upon the Company shall be deemed to be a material non-compliance). Neither the Company nor any Seller has received any notification of any asserted past or present failure by the Company to comply with any applicable Law.

         6.6 POSSESSION OF LICENSES. The Company possesses all franchises, certificates, licenses, permits and other authorizations from Governments and all other Persons, free from burdensome restrictions, that are necessary for the ownership, maintenance and operation of its properties and assets and the conduct of its business, and the Company is not in violation thereof.

         6.7 FINANCIAL STATEMENTS, FINANCIAL CONDITION. (a) Prior to the date hereof, the Sellers have delivered to Buyer copies of the Company's financial statements and related documents as of and for the years ended December 31, 1998 and 1999, the Company's Balance Sheet (the "REFERENCE DATE BALANCE SHEET") at October 31, 2000 (the "REFERENCE DATE"), which is the most recent balance sheet of the Company, and the Company's statement of income for the ten-month period then ended (collectively, the "FINANCIAL STATEMENTS"). The Financial

Statements are true and correct, in all material respects, have been prepared in accordance with GAAP (except for the absence of footnotes and except as set forth in the Disclosure Schedules), present fairly the financial condition of the Company as at the respective dates thereof and the results of the Company's operations for the periods then ended, and are consistent with the books and records of the Company. The books and records of the Company are maintained in accordance with GAAP and are true, correct and complete in all material respects.

         (b) The Company has no Seller Debt. All items of Indebtedness, together with the principal balance thereof on the date thereof and accrued interest thereon through the date hereof are set forth in the Disclosure Schedules.

         (c) Other than any normal and customary monthly draws as set forth in the Disclosure Schedules, from the Reference Date through the date hereof, the Company has not declared or paid any dividends or made any other distributions on the outstanding capital stock of the Company, including for the payment of Taxes.

         6.8 LIABILITIES. The Company has no Liability, except (i) those reflected on the Reference Date Balance Sheet, (ii) Liabilities incurred in the ordinary course of business since the Reference Date consistent with the Company's past experience during the periods covered by the Financial Statements (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of representation or warranty, tort, product liability, infringement or violation of Law or Order), and (iii) as may be set forth in the Disclosure Schedules.

         6.9 TITLE TO PROPERTIES. The Company has good and complete title to all properties and assets reflected in the Reference Date Balance Sheet, except immaterial assets which have been disposed of in the ordinary course of business since the Reference Date, and all other properties and assets necessary to conduct its business as currently being conducted and as conducted during the periods covered by the Financial Statements (other than any leased property), free and clear of Liens, except as may be set forth in the Disclosure Schedules. All prepaid expenses of the Company have been duly and properly paid for goods or services the Company expects to receive from vendors or suppliers. All deposits of the Company are recoverable or refundable.

         6.10 RECEIVABLES. Except as set forth in the Disclosure Schedules, all notes and accounts receivable shown on the Reference Date Balance Sheet and all such receivables now held by the Company are valid and collectible obligations and were not and are not subject to any offset or counterclaim.

         6.11 INVENTORIES; CONSIGNED PROPERTY. (a) The Company owns no inventory for sale.

         (b) Except as set forth in the Disclosure Schedules, all consigned or "sale or return" property ("CONSIGNED PROPERTY") is separated from other items of personal property of the Company and is properly marked with such signs, other notices, or labels or tags as are necessary to indicate clearly under applicable Law and the terms of the consignment that any Consigned Property is the property of consignors and not of the Company. The Company has filed all financing statements required by consignors and applicable Law. The Company has otherwise taken all actions in accordance with Law to establish the priority of consignors over the Company's creditors with respect to Consigned Property. The Company has not granted any Lien to any party other than consignors with respect to Consigned Property. All Consigned Property is merchantable or returnable to the consignor in accordance with the terms of the consignment.

         6.12 PERSONAL PROPERTY. (a) All machinery, equipment, vehicles and other items of tangible personal property which are owned or leased by the Company are in good condition and repair, subject to normal wear and tear, suited for the use intended and are and have been operated in conformity with all applicable Laws. To the knowledge of the Company and the Sellers, there are no defects or conditions which would cause such tangible personal property to be or become inoperable or unsafe.

         (b) To the knowledge of the Company and the Sellers, all lessors of machinery, equipment or other tangible personal property leased by the Company have performed and satisfied their respective duties and obligations under such leases. The Company has not brought or threatened any Action against any such lessor for failure to perform and satisfy its duties and obligations thereunder.

         6.13     REAL PROPERTY. (a)  The Company owns no real property.

         (b) Each parcel or tract of real property which is used by the Company in its business (the "LEASED REAL PROPERTY") is subject to a written lease or sublease to which the Company is a party as lessee or sublessee (individually a "REAL PROPERTY LEASE"). All such Real Property Leases are valid and in full force and effect in accordance with their terms. The Sellers have previously furnished Buyer with true, correct and complete copies of all Real Property Leases. There is not, with respect to any Real Property Lease (i) any default by the Company, or any event of default or event which with notice or lapse of time, or both, would constitute a default by the Company or (ii) to the knowledge of the Company and the Sellers, any existing default by any other party to any Real Property Lease, or event of default or event which with notice or lapse of time, or both, would constitute a default by any other party to any Real Property Lease.

         (c) All Leased Real Property is free from development, use or occupancy restrictions, except those set forth in the Real Property Leases or imposed by applicable Law, and from special taxes or assessments, except those generally applicable to other properties in the tax districts in which the Leased Real Property is located. No options have been granted to others to purchase, lease or otherwise acquire any interest in the Leased Real Property. The Company has the exclusive right of possession of each area comprising its Leased Real Property.

         (d) The present use, occupancy and operation of the Leased Real Property, and all aspects of the Improvements to the Leased Real Property are in compliance with all Laws and private restrictive covenants, and to the Company's and the Sellers' knowledge there has not been any proposed change thereto that would affect any of the Leased Real Property or its use, occupancy or operation. There exists no conflict or dispute with any Government or other Person relating to any Leased Real Property or the activities thereon. No portion of the Leased Real Property is subject to any classification, designation or preliminary determination of any Government or pursuant to any Law which would restrict its use, development, occupancy or operation in connection with the Company's business. All Improvements are in good condition and repair, and are suited for the operation of the Company's business.

         (e) Neither the Company nor any other Person has caused any work or Improvements to be performed upon or made to any of the Leased Real Property for which there remains outstanding any payment obligation that would or might serve as the basis for any Lien in favor of the Person who performed the work.

         (f) All requisite certificates of occupancy and other permits and approvals required with respect to the Leased Real Property or the Improvements and the use, occupancy and operation thereof have been obtained and paid for and are currently in effect and free of restrictions.

         6.14     ABILITY TO CONDUCT BUSINESS AND INTELLECTUAL PROPERTY RIGHTS.
(a) The Company has the means, rights and information required to sell, offer for sale and use the items and perform the services as presently being offered for sale, sold, used or performed by Company, including, without limitation, the means, rights and information required to offer for sale, sell and use all such items and perform all such services without incurring any liability for license fees or royalties or any claims of infringement of patents, trade secrets, copyrights, trademark, service mark or other proprietary rights. The Disclosure Schedules describes all proprietary inventions, designs, ideas, processes, methods and other know-how of Company which are valuable in the operation of the Company's business and, with respect to each such item, indicates whether Company holds any patent or patent application therefor (in each such case, identifying the date(s) and jurisdiction(s) in which the patent was granted or applied for and the number of such patent or application) or has sought any advice as to the patentability of the same (in each such case, summarizing such advice) or believes it has trade secret protection therefor (in each such case, providing a description of the measures which have been taken to protect the secrecy of the item). The Company is not a party to, either as licensor or licensee, and is not bound by or subject to, any license agreement for any patent, process, trademark, service mark, trade secrets, trade name, service name or copyright, except as described in the Disclosure Schedules. All patents, copyrights, trademarks, service marks and trade names, and applications therefor or registrations thereof, owned or used by Company are listed in the Disclosure Schedules and, to the extent indicated thereon, have been duly registered in, filed in or issued by the Patent and Trademark Office, the Copyright Office or the corresponding agency or office of the Forum identified therein. The Company has complied with all applicable Laws relating to the filing or registration of "fictitious names" or trade names.

         (b) Except as set forth in the Disclosure Schedules, the Company has not interfered with, infringed, misappropriated or otherwise come into conflict with any intellectual property rights of any other Person, and neither the Company nor its respective officers and directors has ever received any charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or violation. To the Company's and the Sellers' knowledge, no Person has interfered with, infringed, misappropriated, or otherwise come into conflict with the proprietary inventions, designs, ideas, processes, methods and other know-how or other intellectual property of the Company which are owned or used in the operation of its business. There are no rights of third parties with respect to any patent, patent application, invention, copyrights, trademark, service mark, trade secrets, trade name or device which would have an adverse effect on the operations or prospects of Company's business.

         6.15 CONTRACTS. (a) All Company Contracts have been entered into in the ordinary course of the Company's business on commercially reasonable terms, are valid and enforceable in all material respects in accordance with their terms, are in full force and effect, and will continue to be valid and enforceable and in full force and effect on identical terms following the Effective Date. To the Company's and the Sellers' knowledge, no Company Contract is likely to result in an operating loss of $100,000 or more to the Company upon completion of performance, and all Company Contracts can be fulfilled or performed by the Company in accordance with their respective terms. All Company Contracts are listed on the Disclosure Schedules, and true, correct and complete copies of all Company Contracts have been delivered to Buyer.

         (b) To the Company's and the Sellers' knowledge, there are no existing material defaults, events of default or events which, with the giving of notice or lapse of time, or both, would constitute a material default by the Company under any Company Contract. No event has occurred which may hereafter give rise to any right of termination, acceleration, damages or any other remedy under any Company Contract.

         (c) To the Company's and the Sellers' knowledge, neither this Agreement, the Merger or its consummation or the relationship between the Company and Buyer has caused or is likely to cause the termination or nonrenewal of any Company Contract.

         6.16 INSURANCE. The Company has obtained and maintains insurance policies which provide adequate coverage to insure its assets, properties and business against such risks and in such amounts as are prudent and customary in the industry in which the Company operates, and all such policies are in full force and effect. All premiums due on such policies have been paid, and the Company has not received any notice of cancellation with respect thereto. The Company has no Liability for premiums or for retrospective premium adjustments for any period. The Disclosure Schedules lists the types, amounts of coverage and deductibles of all such insurance policies, and true, correct and complete copies thereof have been delivered to Buyer prior to the date hereof. Notwithstanding the foregoing, Sellers acknowledge and agree that any Liability for premiums or for retrospective premium adjustments is a Seller Assumed Liability.

         6.17 LITIGATION; CONTINGENCIES. No action is pending or, to the knowledge of the Sellers and the Company, threatened against, by or affecting the Company or the Sellers. There are no unsatisfied judgments or Orders against the Company or the Sellers to which either of them or their assets and properties are subject. Notwithstanding the foregoing, Sellers acknowledge and agree that any Liability for such actions, judgments and Orders is a Seller Assumed Liability.

         6.18 TAXES. (a) The Company and any entity at any time eligible or required to file a consolidated or combined Tax return with the Company (individually, an "AFFILIATED ENTITY" and collectively, the "AFFILIATED ENTITIES"), has duly and timely filed all federal, state, municipal, local and foreign, if any, Tax returns and reports (including returns for estimated tax), and all reports and returns of all other Governments having jurisdiction (collectively, "RETURNS") with respect to all Taxes (including, without limitation, consolidated or combined Tax returns of some or all of the Company and the Affiliated Entities); all such Returns show the correct and proper amount due; and the Taxes shown on all Returns and all Tax assessments received by the Company or any Affiliated Entities have been paid to the extent that such Taxes or estimates are due. The Company has previously provided to Buyer true, correct and complete copies of all Returns filed with respect to the 2 tax years preceding the date hereof. All Taxes imposed on the Company and its Affiliated Entities by any Government (including all deposits in connection therewith required by applicable Law, and all interest and penalties thereon) which have become due and payable by the Company for all periods through the date hereof have been paid in full. There is not now any proposed assessment against the Company or any Affiliated Entity of additional Taxes of any kind. The Company is not a party to any Tax sharing or Tax allocation agreement, understanding, arrangement or commitment. There is no dispute or Action concerning any Tax Liability of the Company raised by a Government in writing. Notwithstanding the foregoing, Sellers acknowledge and agree that any Liability for Taxes for all period through the Closing is a Seller Assumed Liability.

         (b) The Company (and any predecessor of the Company) has been a validly electing S corporation within the meaning of Sections 1361 and 1362 of the Code and applicable state and local Laws at all times during its existence and the Company will be an S corporation up to and including the Effective Date (or the day prior to the Effective Date if no Tax Election will be made).

         (c) Neither the Company nor the Surviving Corporation will be liable for any Tax under Section 1374 of the Code in connection with the deemed sale of the Company's assets. The Company has not, in the past 10 years, (i) acquired assets from another corporation in a transaction in which the Company's Tax basis for the acquired assets was determined, in whole or in part, by reference to the Tax basis of the acquired assets (or any other property) in the hands of the transferor or (ii) acquired the stock of any corporation which is a qualified subchapter S subsidiary.

         6.19 EMPLOYMENT AND LABOR RELATIONS. Except to the extent set forth in the Disclosure Schedules:

         (a) No Independent Contractor Dispute. To the Company's and the Sellers' knowledge, no employee, agent, consultant or independent contractor who performs services on a regular basis for the Company plans to discontinue such relationship with the Company after the Closing.

         (b) Union Matters. The Company is not a party to any agreement of any kind which deals with wages, conditions of employment, benefits or other matters affecting the employer/employee relationship with any union, labor organization or employee group. There are no controversies pending, or to the Company's and the Sellers' knowledge threatened, between the Company and any union, labor organization or employee group representing, or seeking to represent, any of its employees, and there has been no attempt by any union, labor organization or employee group to organize any of the Company's employees at any time in the past 3 years.

         (c) No Pay Delinquencies. During the 3 years immediately preceding the date of the Closing, the Company has not failed to pay when due any wages, bonuses, commissions, taxes, penalties or assessments, owed to, or arising out of the employment of, any officer, director or employee.

         (d) Employment Law Compliance. The Company is in compliance in all material respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment, wages and hours, occupational safety and health, and is not engaged in any unfair labor or unfair employment practices.

         (e) No Labor Actions. There is no unfair labor practice charge or complaint or any other similar matter or Action against or involving the Company pending or, to the knowledge of the Company and the Sellers, threatened before the National Labor Relations Board or any other Government authority.

         (f) No EEOC Actions. There are no Actions, Orders, administrative proceedings, formal complaints or, to the Company's and the Sellers' knowledge, investigations, of discrimination (including discrimination based upon sex, age, marital status, race, national origin, sexual preference, religion, medical condition, handicap or veteran status) pending before the Equal Employment Opportunity Commission or any other Forum against or involving the Company.

         (g) No OSHA Actions. There are no Actions, Orders, citations, administrative proceedings, formal complaints or, to the Company's and the Sellers' knowledge, investigations, of violations of local, state or federal occupational safety and health laws pending before the Occupational Safety and Health Review Commission or any other Forum against or involving the Company or any Seller.

         (h) No Restrictions on Relocation. No agreement, arbitration or court decision or Order (other than the Worker Advance Retraining and Notice Act and the regulations promulgated thereunder, and any similar state or local Law) which is binding on the Company in any way limits or restricts the Company, the UDS Division or the Surviving Corporation from relocating or closing any of the operations of the Company or the UDS Division.

         (i) No Pending Adverse Employee Matters. To the knowledge of the Company and the Sellers, there is no condition or state of facts which could reasonably be expected to materially and adversely affect the Company's relations with its employees. No current employee of the Company, the loss of whom would have an adverse effect on the business of the Company, has notified the Company or Sellers within the 1-year period prior to the date hereof of his or her intent to terminate his or her relationship with the Company.

         (j) FMLA Compliance. The Company has complied in all material respects with the requirements of the Family Medical Leave Act ("FMLA"). There are no Actions, Orders, citations, administrative proceedings, formal complaints or, to the knowledge of the Company and the Sellers, investigations, relating to the FMLA pending against or involving the Company.

         (k) Employment Agreements. The Disclosure Schedules list all contracts, agreements or arrangements (written or oral) concerning the employment of any individual by the Company, including each such individual's title, compensation and duties. True and correct copies of such agreements were delivered to Buyer prior to the date of the Closing.

         6.20 EMPLOYEE BENEFIT PLANS. (a) The Disclosure Schedules list all practices, commitments, arrangements and agreements pursuant to which the Company provides, directly or indirectly, any benefits for employees, including pension, bonus, medical, insurance, profit sharing or any other employee benefits, under any agreement or Law. The Disclosure Schedules also list separately all employee benefit plans within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") maintained by the Company or to which the Company contributes or is required to contribute (the "ERISA PLANS"). True, correct and complete copies of all ERISA Plans, together with related trusts, insurance contracts, summary plan descriptions, annual reports and Form 5500 filings for the past three years, have been delivered to Buyer.

         (b) Of the ERISA Plans, the "employee pension benefit plans" within the meaning of Section 3(2) of ERISA (the "EMPLOYEE PENSION BENEFIT PLANS") are separately identified on the Disclosure Schedules. With respect to each Employee Pension Benefit Plan, except as set forth on the Disclosure
Schedules: (i) such Employee Pension Benefit Plan constitutes a qualified plan within the meaning of Section 401(a) of the Code and the trust is exempt from federal income tax under Section 501(a) of the Code; (ii) all contributions required by such plan have been made; and (iii) no termination, partial termination or discontinuance of contributions has occurred without a determination by the IRS that such action does not affect the tax-qualified status of such plan. The Company is not required to contribute, and has never been required to contribute, to any multi-employer plan within the meaning of
Section 3(37)(A) of ERISA. The Company does not maintain or contribute to, nor within the past six years has it maintained or contributed to, an employee pension benefit plan as defined in Section 3(2) of ERISA that is or was subject to Title IV of ERISA.

         (c) Each ERISA Plan has been operated and administered in all material respects in accordance with all applicable Laws, including, without limitation, ERISA and the Code. Neither the Company nor the Sellers nor any of the directors, officers, employees or agents of the Company, nor to the Company's and the Sellers' knowledge any "party in interest" or "disqualified person" (as such terms are defined in Section 3(14) of ERISA and Section 4975 of the Code) has been engaged in or been a party to any "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code). Each ERISA Plan that is a group health plan within the meaning of Section 607(1) of ERISA and Section 4980B of the Code is in compliance with the continuation coverage requirements of Section 601 of ERISA and Section 4980B of the Code. There are no pending claims or, to the Company's and the Sellers' knowledge threatened claims relating to any of the ERISA Plans, by or on behalf of any employee or beneficiary covered under such ERISA Plan or by any Government or otherwise involving such ERISA Plan or any of its fiduciaries (other than for routine claims for benefits). The Company has not entered into any pay arrangement, plan or program which is an ERISA Plan.

         (d) The Company is not bound to provide, and the Company does not provide, benefits, including, without limitation, death, health or medical benefits (whether or not insured), with respect to current or former employees of the Company beyond their retirement or other termination of service with the Company other than (i) coverage mandated by applicable Law, (ii) deferred compensation benefits accrued as liabilities on the Reference Date Balance Sheet, or (iii) benefits the full cost of which is borne by the current or former employee or his beneficiary.

         (e) As of the Closing, with respect to each ERISA Plan, the Company will have provided adequate reserves, or insurance or qualified trust funds, to provide for all payments and contributions required, or reasonably expected to be required, to be made under the provisions of such ERISA Plan or required to be made under applicable laws, rules and regulations, with respect to any period prior to the Closing to the extent reserves are required under generally accepted accounting principles, based on an actuarial valuation satisfactory to the actuaries of the Company representing a projection of claims expected to be incurred under such ERISA Plan.

         (f) Except as provided in any of the employment agreements referred to in PARAGRAPHS 9.7 and 10.6 and provided that the employees referred to therein and the Surviving Corporation shall have entered into such employment agreements, neither this Agreement nor the consummation of the transactions contemplated by this Agreement will (i) entitle any current or former employee or officer of the Company to severance pay, unemployment compensation or any other payment, or (ii) accelerate the time of payment or vesting, or increase the amount, of compensation due any such employee or officer.

         6.21     ENVIRONMENTAL MATTERS.

         (a) Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

                           (i) "ENVIRONMENTAL LAWS" means Laws, regulations and codes, and applicable principles of common law now or at any time hereafter in effect or amended, as well as Orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to pollution, protection of the environment or public health and safety, including the Release or threatened Release of Hazardous Substances into the environment or otherwise relating to the presence, manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of Hazardous Substances.

                           (ii) "HAZARDOUS SUBSTANCES" means, without limitation, any explosive or radioactive material, asbestos, wastewater and sludges derived from wastewater urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum based products methane, hazardous waste, toxic or hazardous substances or related materials, as defined in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended (42 U.S.C. ss.9601 et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. ss.6901 et seq.,), the Toxic Substances Control Act, as amended (15 U.S.C. ss.2601 et seq.), and any other applicable federal, state or local Environmental Laws or regulations.

                           (iii)    "RELEASE" means any release, spill,
                  emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any property, including the movement of Hazardous Substances through or in the air, soil, surface water, ground water or property.

         (b) Environmental Representations and Warranties. Except as set forth in the Disclosure Schedules:

                  (i) The Company is in compliance with all Environmental Laws with respect to its properties, assets, operations and business.

                  (ii) The Company has obtained and adhered to all necessary permits and other approvals, necessary to conduct its business as presently conducted and to store, dispose of and otherwise handle Hazardous Substances and has reported, to the extent required by Environmental Laws, all past and present sites owned, leased or operated by the Company where Hazardous Substances have been treated, stored or disposed of.

                  (iii) No Hazardous Substance has been released by the Company at or on any of the property owned, leased or operated by the Company.

                  (iv) The Company has not received any written notice, claim or request for information relating to any on-site or off-site locations to which the Company has transported Hazardous Substances or arranged for the transportation of Hazardous Substances, alleging that the Company is liable for any clean-up cost, remedial work, damage to natural resources or personal injury.

                  (v) There is no Action or claim for violation of any Environmental Law pending or threatened against the Company. Notwithstanding the foregoing and PARAGRAPH 6.21(B)(IV), Sellers acknowledge and agree that any Liability for any such violation of any Environmental Law is a Seller Assumed Liability.

         6.22 ABSENCE OF CERTAIN BUSINESS PRACTICES. Neither the Company nor any officer, employee or agent of the Company, nor any other person acting on behalf of the Company, has, directly or indirectly, within the past five years, given or agreed to give any (a) bribe, kickback or similar payment or benefit to any person or (b) any gift or similar benefit to any Person who is or may be in a position to help or hinder the Company's business (or assist the Company in connection with any actual or proposed transaction) which (1) might subject the Company to any material damage or penalty in any Action or which might have a material adverse effect on the Company or its assets and properties, (2) if not given in the past, might have had a material adverse effect on the Company's business or its assets and properties, or (3) if not continued in the future, might have a material adverse effect on the Company or which might subject the Company to any material damage or penalty in any Action.

         6.23 AGREEMENTS AND TRANSACTIONS WITH RELATED PARTIES. The Company is not directly or indirectly a party to any contract, agreement or lease with, or any other commitment to, (a) any Person owning, or formerly owning, beneficially or of record, directly or indirectly, any of the issued and outstanding shares of or other equity interest in the Company, including the Sellers, (b) any Affiliate of such Person, (c) any director or officer of the Company, (d) any Person in which any of the foregoing Persons has, directly or indirectly, at least a 3% beneficial interest in the capital stock or other type of equity interest of such Person, or (e) any partnership in which any of the foregoing Persons is a general partner or has at least a three percent 3% beneficial interest (any or all of the foregoing being referred to herein as "RELATED PARTIES"). Without limiting the generality of the foregoing, (x) no Related Party, directly or indirectly, owns or controls any assets or properties which are or have been used in the Company's business, and (y) no Related Party, directly or indirectly, engages in or has any significant interest in or connection with any business (1) which is or which within the last 3 years has been a competitor, customer or supplier of the Company or has done business with the Company, or (2) which as of the date hereof sells or distributes products or services which are similar or related to the Company's products or services.

         6.24 ABSENCE OF CHANGES. Except as expressly provided for in this Agreement, or as set forth in the Disclosure Schedules, since the Reference
Date:

         (a) There has been no change in the business, assets, properties, Liabilities, affairs, results of operations, condition (financial or otherwise), cash flows or prospects of the Company or in its respective relationships with suppliers, customers, employees, lessors or others, other than changes in the ordinary course of business, none of which have had or will have a material adverse effect on the Company, in the aggregate;

         (b) There has been no damage, destruction or loss to the assets, properties or business of the Company, whether or not covered by insurance;

         (c) The business of the Company has been operated in the ordinary course and consistent with its prior practices;

         (d) The books, accounts and records of the Company have been maintained in the usual, regular and ordinary manner on a basis consistent with prior years and in accordance with GAAP, and there has been no amendment to the articles or certificate of incorporation or bylaws of the Company;

         (e) Other than any normal and customary monthly draws as set forth in the Disclosure Schedules, there has been no declaration, setting aside or payment of any dividend or other distribution on or in respect of the capital stock of the Company, including for the payment of Taxes, nor has there been any direct or indirect redemption, retirement, purchase or other acquisition of any of the capital stock or other securities of the Company;

         (f) No Liability of the Company has been discharged or satisfied, other than in the ordinary course of business and consistent with prior practice;

         (g) The Company has not discontinued or determined to discontinue selling any products or services previously sold by the Company, the sales of which have been material to the Company;

         (h) There has been no Lien (other than Liens for current Taxes which are not yet due and payable) created on or in the assets of the Company;

         (i) There has been no sale, transfer, lease or other disposition of any asset of the Company to any Related Party or, except in the ordinary course of the Company's business, to any other Person, and no debt to, or material claim or right of, the Company has been canceled, compromised, waived or released;

         (j) There has been no amendment, termination or waiver of, or any notice of any amendment, termination or waiver of, any right of the Company under any Company Contract or under any franchise, certificate, license, permit or authorization from any Government;

         (k) The Company has not entered into any agreement, contract, lease or license outside the ordinary course of business;

         (l) The Company has not delayed or postponed the payment of any accounts payable or other Liabilities outside the ordinary course of business;

         (m) The Company has not paid or committed to pay any bonus, profit-share or other extraordinary compensation payment or other arrangement (except in the ordinary course of business and consistent with past practices), nor has the Company entered into any agreement, contract or commitment with any Seller or any Related Party or amended the terms of any existing agreement, contract or commitment with any Seller or any Related Party; and

         (n) There has been no change in the authorized, issued or outstanding capital stock or other securities of the Company.

         6.25 BANK ACCOUNTS AND SAFETY DEPOSIT BOXES. The Disclosure Schedules list each bank in which the Company maintains an account or safety deposit box, the account numbers, and the names of all persons authorized to draw thereon or have access thereto.

         6.26 PRODUCTS LIABILITY. No action is pending by or before any Government or Forum, and to the Company's and Sellers' knowledge, no Action has been threatened against or involving the Company in connection with any product sold or service provided by the Company, including Consigned Property, alleging that the product has a defect in manufacture, design or installation, or alleging any failure to warn of any defect; nor is there any reasonable basis therefor; and there has not been any accident, happening or event caused or allegedly caused by any hazard or defect or alleged hazard or alleged defect in the manufacture, design, materials, workmanship or installation, or any failure or alleged failure to warn of the hazard, defect or alleged hazard or alleged defect, of any product sold or distributed or service provided by the Company.

         6.27 CUSTOMER RELATIONS. The Disclosure Schedules set forth for the Company all customers who accounted for 5% or more of the Company's gross revenues in the year ended December 31, 1999 and in the eight-month period ended August 31, 2000. Except as set forth in the Disclosure Schedules, no such customer of the Company has advised the Company or the Sellers in writing, orally or otherwise that it is (a) removing or considering removing the Company from any approved bidder list; (b) terminating or considering terminating the handling of its business by the Company as a whole or in respect of any particular project or service; (c) planning to reduce its future annual spending with the Company by an amount of $100,000 or more in net revenues; or (d) that such customer has any dispute or disagreement with the

Company with respect to services performed for such customer, or with respect to any other matter.

         6.28 INVESTMENT REPRESENTATIONS. Notwithstanding the preamble to this ARTICLE 6, each Seller makes the following representations and warranties severally and not jointly. Each Seller will be receiving shares of Common Stock, whether as part of the Initial Merger Consideration or part of any Earnout Payment, for investment for the Seller's own account, not on behalf of others, and not with a view to sell or otherwise distribute such shares except in accordance with all applicable securities Laws. Each Seller acknowledges that such shares of Common Stock have not been and will not be registered under the Securities Act or under any state securities Laws, and, therefore, can not be resold unless registered under the Securities Act and applicable state securities Laws or unless an exemption from registration is available; and, as a result, each such Seller must bear the risk of an investment in the Common Stock for a period of time. The financial condition of each Seller is currently adequate to bear the economic risk of an investment in the Common Stock. Each Seller has sufficient knowledge and experience in investment and business matters to understand the economic risk of such an investment and the risk involved in a commercial enterprise such as the Surviving Corporation. Each Seller has received and carefully read the SEC Documents. Each Seller has had an opportunity to ask questions of, and receive answers from, officers of the Buyer concerning the Buyer and the Common Stock and to obtain any additional information which each Seller reasonably requested and is material to its investment decision. Each Seller has had the opportunity to review public filings of the Company available on "www.sec.gov" and other websites generally available to him or it. Each Seller is either an "accredited investor" within the meaning of Regulation D under the Securities Act, or has such knowledge and experience in financial and business matters, either alone or with a purchaser representative (as such term is defined in Regulation D under the Securities
Act) that such Seller is capable of evaluating the merits and risks of an investment in the Common Stock.

         6.29 TRANSFER CLAIMS. Except with respect to the right of first refusal of Thane, no prior offer, issue, redemption, call, purchase, sale, transfer, negotiation or other transaction of any nature or kind with respect to any of the capital stock of the Company (including shares, offers, options, warrants, or debt convertible into any shares of capital stock) has given or may give rise to any valid claim or action by any Person which is enforceable against the Company, Sellers or the Surviving Corporation, and, to the knowledge of Sellers, no fact or circumstance exists which could give rise to any such right, claim or action on behalf of any person.

         6.30 OSHA AND OTHER FILINGS. The Company has made all filings required by the Occupational Safety and Health Act, Executive Order 11246 and other similar federal, state and local Laws and Orders, including all required filings with the Equal Employment Opportunity Commission and any other required filings relating to affirmative action or similar program. The Company has made all filings required by the Environmental Laws and other similar federal, state and local Laws. The Company has previously delivered to Buyer all material reports and filings made or filed by the Company with respect to such matters.

         6.31 FULL DISCLOSURE. No representation or warranty of the Company or any Seller contained in this Agreement, the Other Agreements, the Disclosure Schedules, or any instrument, certificate, agreement or other writing delivered by or on behalf of the Company or any Seller pursuant to this Agreement or any Other Agreement or in connection with the transactions contemplated herein or therein contains any untrue or incomplete statement of a material fact or omits (or will omit) to state a material fact necessary to make the statements contained herein and therein not misleading. To the Company's and the Sellers' knowledge, there is no fact which materially adversely affects, or in the future may materially adversely affect, the business, assets, properties, Liabilities, affairs, results of operations, condition (financial or otherwise), cash flows or prospects of the Company which has not been or is not disclosed in this Agreement, the Disclosure Schedules or in the other instruments, certificates, agreements or writings furnished to Buyer by or on behalf of any Seller pursuant to this Agreement or the Other Agreements or in connection with the transactions contemplated herein.


7.       REPRESENTATIONS AND WARRANTIES OF BUYER

         As an inducement to the Company and the Sellers to enter into and perform this Agreement, Buyer hereby represents and warrant as follows:

         7.1 ORGANIZATION. Buyer is a corporation duly organized and validly existing under the Laws of the State of Georgia.

         7.2 AUTHORIZATION; NO INCONSISTENT AGREEMENTS. Buyer has full corporate power and authority to execute, deliver and perform this Agreement and the Other Agreements to which it is (or will be) a party, to own and use its assets and to conduct its business. The execution, delivery and performance by the Buyer of this Agreement and the Other Agreements and the consummation of the transactions contemplated thereby have been (or will be) duly approved and authorized by all necessary action of the Buyer. This Agreement and such Other Agreements have been (or will be) duly and validly executed and delivered by Buyer and constitute (or will constitute) the valid and legally binding obligations of Buyer, subject to general equity principles, enforceable in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting the rights of creditors generally.

         7.3 INCONSISTENT OBLIGATIONS. The execution, delivery and performance of this Agreement and the Other Agreements to which Buyer is (or will be) a party, will not (i) result in a violation its articles of incorporation or bylaws or any Law, or (ii) result in a breach of, conflict with or default under any term or provision of any indenture, note, mortgage, bond, security agreement, loan agreement, guaranty, pledge or other instrument, contract, agreement or commitment or any Order to which Buyer is a party or by which any of the assets of Buyer is subject or bound, nor will such actions result in the creation of any Lien on any of the assets of Buyer or the acceleration or creation of any Liability.

         7.4 CONSENTS. The execution, delivery and performance by Buyer of this Agreement and the Other Agreements to which Buyer is (or will be) a party, and the consummation of the transactions contemplated herein and therein does not (a) require the consent, approval or action of, or any filing with or notice to, any Government or other Person, other than with respect to filings of articles or certificates of merger with the Secretaries of State of the States of Nevada and Georgia and any filings necessitated by the securities laws of the United States or any State or (b) impose any other term, condition or restriction on Buyer pursuant to any business combination or takeover Law.

         7.5 AUTHORIZATION OF COMMON STOCK; CAPITALIZATION. (a) The shares of Common Stock which may be issued as part of the Initial Merger Consideration to Sellers pursuant to this Agreement will be duly authorized and reserved for issuance at or before the Closing and, upon issuance to the Sellers in the Merger as contemplated herein, will be fully paid and nonassessable, and the issuance thereof is not subject to any preemptive or other similar right.

         (b) As of November 7, 2000, the total authorized capital stock of the Buyer consisted of (i) 50,000,000 shares of Common Stock authorized for issuance, 11,184,595 of which were issued and outstanding, and (ii) 10,000,000 shares of preferred stock, par value $0.10 per share, authorized for issuance, none of which were issued and outstanding.

         7.6 FINANCIAL STATEMENTS IN SEC DOCUMENTS. The financial statements of Buyer included or incorporated by reference in the SEC Documents were prepared in accordance with GAAP and present fairly, in all material respects, in accordance with GAAP, the consolidated financial condition, results of operations and changes in financial position of Buyer as of the dates thereof.

         7.7 SEC FILINGS. (a) Buyer has filed with the U.S. Securities and Exchange Commission all material forms, statements, reports and documents (the "SEC Filings") required to be filed by it under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "EXCHANGE ACT").

         (b) As of its filing date, each SEC Filing complied as to form in all material respects with the applicable requirements of the Exchange Act.

         (c) As of its filing date, each SEC Filing and SEC Document did not contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         7.8 COMPANY OR UDS DIVISION EMPLOYEES. The Buyer and the Surviving Corporation have no present intention to discharge or terminate any employees of the Company or the UDS Division.


8.       CONDUCT OF BUSINESS OF THE COMPANY PENDING CLOSING

         The Sellers and the Company covenant and agree that, except as may otherwise be provided herein, without the prior written consent of Buyer, between the date hereof and the date of the Closing:

         8.1 BUSINESS IN THE ORDINARY COURSE. The business of the Company shall be conducted only in the ordinary and usual course and consistent with prior practices. Without limiting the generality of the foregoing, except as otherwise required or permitted by this Agreement, or as agreed to by Buyer in writing or as set forth in the Disclosure Schedules, from the date hereof to the date of the Closing, the Company shall not, and Sellers shall not take any action to cause the Company, and shall not permit the Company, to:

         (a) Enter into any material contract, agreement or other arrangement in connection with the business or affecting the assets of the Company, other than those (i) entered into in the ordinary course of the business of the Company at prices and on terms consistent with the prior operating practices of the Company, or (ii) which do not obligate the Company to provide goods or services to any customer or third party for a period in excess of 12 months (unless terminable upon 30 days notice or less) or do not involve the payment of an amount in excess of $100,000; provided, however, that the Company will not enter into any contract or effect any transaction with any Related Party;

         (b) Except for the disposal of used furniture, fixtures and equipment, the utilization of miscellaneous office supplies and the sale of inventory to customers, all in the ordinary course of the business of the Company in accordance with past practices, the Company shall not sell, assign, transfer, convey, pledge, mortgage, encumber or otherwise dispose of, or cause the sale, assignment, transfer, conveyance, pledge, mortgage, encumbrance or other disposition of, any of the assets or properties of the Company, and in no event shall any of the assets or properties of the Company be disposed of to Related Parties without Buyer's prior written consent;

         (c) Fail to collect all notes and accounts receivable in the ordinary course in accordance with past practices, and no rebates, discounts or concessions shall be granted after the date of this Agreement other than in the ordinary course in accordance with past practices;

         (d) Fail to maintain, preserve and protect from any material damage, destruction or other casualty loss (whether or not covered by insurance) all of its assets and properties in good condition, except for ordinary wear and tear;

         (e) Fail to maintain the books, records and accounts of the Company in the ordinary course of business and in accordance with GAAP;

         (f) Fail to: (i) preserve the Company's business, (ii) preserve the goodwill of the Company's suppliers, customers and others having business relations with the Company which relate to its business or (iii) assist Buyer in retaining the services of key employees and agents of the Company, to the extent agreed by Buyer and Sellers;

         (g) Other than any normal and customary monthly draws as set forth in the Disclosure Schedules, declare or pay any dividend or make any distribution in respect of its capital stock whether now or hereafter outstanding, including for the payment of Taxes, or, purchase, redeem or otherwise acquire or retire for value any shares of its capital stock;

         (h) Take any action which would make any representation or warranty of either of the Sellers or the Company contained herein, untrue, incorrect or misleading in any material respect as of the date when made or at any time through the Closing;

         (i) Create, incur or assume any Indebtedness, assume or become subject to, whether directly or indirectly, by way of guaranty or otherwise, any obligation or Liability (whether absolute, accrued, contingent or otherwise and whether due or to become due), other than in the ordinary course of business consistent with its prior practice;

         (j) Fail to discharge or to satisfy any material Lien on any property of the Company or pay or satisfy any material claim, obligation or Liability (whether absolute, accrued, contingent or otherwise) of the Company when the same shall become due and payable;

         (k) Permit or allow any property or asset of the Company to be subjected to any Lien, or enter into any conditional sale or other title retention agreement with respect to any property or asset, other than in the ordinary course of business consistent with its prior practice;

         (l) Change in any material respect the accounting methods or practices followed by the Company;

         (m) Amend or modify in any way its articles of incorporation or bylaws;

         (n) Reclassify, combine, split, subdivide or redeem or otherwise repurchase or acquire any capital stock of the Company, or create, authorize, issue, sell, deliver, pledge or encumber any additional capital stock of the Company (whether authorized but unissued or held in treasury) or other securities equivalent to or exchangeable for capital stock of the Company, or grant or otherwise issue any options, warrants or other rights with respect thereto;

         (o) Acquire or agree to acquire by merging or consolidating with, or by purchasing any portion of the capital stock, partnership interests, limited liability company member interests or assets of, or by any other manner, any Person or division thereof;

         (p) Make any loan or advance (whether in cash or other property), or make any investment in or capital contribution to, or extend any, credit to, any Person other than in the ordinary course of business consistent with its prior practice, except short-term investments pursuant to customary cash management policies;

         (q) Enter into any agreement with any labor union or association representing any, make any wage or salary increase or bonus, agree to the payment of severance to any employee, or increase in any other direct or indirect compensation, for or to any of its officers, directors or employees;

         (r) Enter into, amend, terminate or fail to renew any Company Contract, except in the ordinary course of business consistent with its prior practices;

         (s) Make any payment to Sellers or any Affiliate of any Seller or forgive any Seller Debt, except for the payment of wages, reimbursement of business expenses and distributions made in the ordinary course of business consistent with its prior practice;

         (t) Make any Tax-related election or settle or compromise any Tax liability other than in the ordinary course of business, consistent with its prior practices, and other than the Tax Election;

         (u) Fail to perform in any material respect all of its obligations under all Company Contracts;

         (v) Fail to use all commercially reasonable efforts to maintain in full force and effect and in the same amounts policies of insurance comparable in amount and scope of coverage to that now maintained by the Company;

         (w) Fail to prepare and file all Returns or extensions required to be filed by it;

         (x) Institute or amend any Employee Benefit Plan except as may be required by Law, or enter into or modify any written employment arrangement with any individual; or

         (y) Enter into any agreement or commitment to do any of the foregoing.

         8.2 COMPENSATION. No increase in the compensation or rate of compensation or commissions payable or to become payable with respect to any employee of the Company shall be given to any employee, and no payment of or commitment to pay any bonus, profit-share or other extraordinary compensation payment or other arrangement (whether current or deferred) shall be made to or with any such employee.


9.       CONDITIONS TO OBLIGATIONS OF BUYER

         All obligations of Buyer hereunder to consummate the transactions contemplated herein at the Closing are subject to the fulfillment and satisfaction of each of the following conditions on or prior to the Closing, any or all of which may be waived in whole or in part by Buyer, provided that no such waiver shall be effective unless it is set forth in a writing executed by
Buyer:

         9.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company and the Sellers contained in this Agreement, any Other Agreement and in the Disclosure Schedules shall have been true and correct as of the date when made and shall be deemed to be made again at and as of the date of the Closing and shall be true and correct in all material respects at and as of such time.

         9.2 COMPLIANCE WITH AGREEMENTS AND CONDITIONS. Each Seller and the Company shall have performed and complied with all covenants, agreements and conditions required by this Agreement and the Other Agreements to be performed or complied with by them prior to or on the date of the Closing.

         9.3 CERTIFICATES. Each Seller in his or its individual capacity, the Company, certain officers of the Company and the secretary of the Company shall have delivered to Buyer certificates, dated the date of the Closing, certifying in such detail as the Buyer may reasonably request (a) as to the fulfillment and satisfaction of the conditions specified in PARAGRAPHS 9.1 and 9.2, (b) as to the absence of any material adverse change in the business, assets, properties, Liabilities, affairs, results of operations, condition (financial or otherwise), cash flows or prospects of the Company prior to the Closing, (c) that the Company has no Seller Debt, (d) and (e) such other matters as Buyer shall reasonably request and as are customary in transactions of the kind contemplated by the Agreement.

         9.4 RESOLUTIONS. The Buyer shall have received duly adopted resolutions of the board of directors of the Company, certified by the secretary of the Company, authorizing and approving the execution hereof and all other documents executed by it, including, without limitation, the Other Agreements, and the taking of any and all other actions necessary to enable the Company to comply with the terms hereof and to consummate the transactions contemplated in this Agreement.

         9.5 GOVERNMENT CONSENTS. Buyer and the Company shall have received all authorizations, consents and approvals of any Government necessary or desirable for the execution, delivery and performance of this Agreement and the transactions contemplated hereby, all such authorizations, consents and approvals shall be in full force and effect, and all notices required to be given to any Government shall have been given and all applicable waiting periods shall have expired.

         9.6 OTHER CONSENTS. The Sellers and the Company shall have delivered to Buyer all authorizations, consents (including estoppel letters from lenders, suppliers, lessors, and others), and approvals from the Persons identified in the Disclosure Schedules, including: consents with respect to the right of first refusal of Thane; authorizations of the shareholders of the Company; consents or approvals of the beneficiaries of the Estate; any necessary or desirable consents or approvals of any Forum with respect to the Estate, including without limitation an Order from the Will Forum; and waivers or releases with respect to the Sellers Shares held by the Estate from Persons who may assert claims arising under the community property laws of the State of Nevada; provided, however, that none of such authorizations, consents or approvals shall be given on terms that adversely affect the business, assets, properties, Liabilities, affairs, results of operations, condition (financial or otherwise), cash flows or prospects of the Company, in the aggregate.

         9.7 EMPLOYMENT AGREEMENTS. West and Reeves shall have executed and delivered employment agreements with the Surviving Corporation, in substantially the forms attached hereto as EXHIBITS A-1 and A-2, respectively, and Buyer shall be satisfied that any other key employees and independent contractors of the Company will not terminate their relationship with the Company by reason of the transactions contemplated herein. The employment agreements referred to herein are Other Agreements within the meaning of this Agreement.

         9.8 ASSUMPTION AGREEMENT. Each of the Sellers shall have executed and delivered an assumption agreement with the Surviving Corporation, in substantially the form attached hereto as EXHIBIT B. The assumption agreement referred to herein is an Other Agreement within the meaning of this Agreement.

         9.9 BOARD APPROVAL. Buyer's board of directors shall have approved this Agreement and the transactions contemplated herein.

         9.10 NO INCONSISTENT REQUIREMENTS. No Action shall have been instituted by any Government or other Person (a) against a party hereto to restrain or prohibit the consummation of the transactions herein or (b) which could reasonably be expected to have a material adverse effect on the business, assets, properties, Liabilities, affairs, results of operations, condition (financial or otherwise), cash flows or prospects of the Company, in the aggregate.

         9.11 RELATED PARTY MATTERS. All agreements and commitments of any kind in effect between the Company and any Related Party shall, in the reasonable opinion of Buyer, be on substantially the same terms as if with an unrelated party and consistent with the reasonable requirements of the Company's business, or shall be terminated or amended in a manner reasonably satisfactory to Buyer.

         9.12 OPINION OF COUNSEL. Buyer shall have received from McDonald, Carano, Wilson, McCune, Bergin, Frankovich & Hicks LLP, counsel for the Sellers and the Company, a legal opinion, dated as of the Closing Date, in substantially the form set forth in EXHIBIT C attached hereto.

         9.13 DUE DILIGENCE REVIEW; CUSTOMER VISITS. The Buyer shall have completed a satisfactory due diligence review of the Company and the Sellers, and no facts shall have come to the attention of the Buyer in the course of such review that would make the consummation of the transactions contemplated in this Agreement inadvisable, in the sole reasonable discretion of the Buyer. The Buyer shall have participated in visits to such customers of the Company as the Buyer deems necessary and desirable, and no facts shall have come to the attention of the Buyer in the course of such visits that would make the consummation of the transactions contemplated in this Agreement inadvisable, in the reasonable discretion of the Buyer.

         9.14 REGULATION D CERTIFICATION. Buyer shall have received from each Seller a duly executed certificate regarding each Seller's status as an "accredited investor" as defined in Regulation D promulgated under the Securities Act in substantially the form set forth as EXHIBIT D attached hereto.

         9.15 PROCEEDINGS AND DOCUMENTS SATISFACTORY. All proceedings taken in connection with the consummation of the transactions contemplated herein and all documents and papers reasonably required in connection therewith shall be taken or delivered in a timely manner and shall be reasonably satisfactory to Buyer and its counsel.

         9.16 SALE OF AIRCRAFT. Prior to the Closing, the Company shall sell the aircraft identified in the Disclosure Schedules pursuant to a bill of sale in substantially the form set forth in EXHIBIT E attached hereto

         9.17 THANE AGREEMENTS. Thane shall have entered into the following agreements with Buyer or the Surviving Corporation, or UDS, as appropriate, all in form and substance satisfactory to Buyer or the Surviving Corporation: a Waiver Agreement pursuant to which, among other things, Thane will agree to waive, release and relinquish its right of first refusal with respect to any offer by a third person for at least a majority of the issued and outstanding capital stock of the Company; and (iii) the agreements attached as exhibits thereto.


10.      CONDITIONS TO OBLIGATIONS OF THE SELLERS AND THE COMPANY

         All obligations of the Sellers and the Company hereunder to consummate the transactions contemplated herein at the Closing are subject to the fulfillment and satisfaction of each of the following conditions on or prior to the Closing, any or all of which may be waived in whole or in part by the Sellers, provided that no such waiver shall be effective unless it is set forth in a writing executed by all Sellers thereby affected:

         10.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buyer contained in this Agreement and any Other Agreement shall have been true and correct on and as of the date when made and shall be deemed to be made again at and as of the date of the Closing and shall be true and correct in all material respects at and as of such time.

         10.2 COMPLIANCE WITH AGREEMENTS AND CONDITIONS. Buyer shall have performed and complied with all covenants, agreements and conditions required by this Agreement and the Other Agreements to be performed or complied with by Buyer prior to or on the date of the Closing.

         10.3 CERTIFICATES OF BUYER. Buyer shall have delivered to the Company and the Sellers a certificate executed by one of its officers, dated the date of the Closing, certifying in such detail as the Sellers may reasonably request as to the fulfillment and satisfaction of the conditions specified in PARAGRAPHS 10.1 and 10.2.

         10.4 OPINION OF COUNSEL. Sellers and the Company shall have received from Kilpatrick Stockton LLP, counsel for the Buyer, a legal opinion, dated as of the Closing Date, in substantially the form set forth in EXHIBIT F attached hereto.

         10.5 RESOLUTIONS. Buyer shall have delivered to the Sellers duly adopted resolutions of the board of directors of Buyer, certified by the secretary or an assistant secretary of Buyer as of the date of the Closing, authorizing and approving the execution hereof and all other documents executed by it, including, without limitation, the Other Agreements, and the taking of any and all other actions necessary to enable the Buyer to comply with the terms hereof and to consummate the transactions contemplated in this Agreement.

         10.6 EMPLOYMENT AGREEMENTS. The Surviving Corporation shall have executed and delivered employment agreements with West and Reeves, in substantially the forms attached hereto as EXHIBITS A-1 and A-2. The employment agreements referred to herein are Other Agreements within the meaning of this Agreement.

         10.7 NO ADVERSE CHANGE. There shall have been no change in the business, assets, properties, Liabilities, affairs, results of operations, condition (financial or otherwise), cash flows or prospects of the Buyer or in its respective relationships with suppliers, customers, employees, lessors or others, other than changes in the ordinary course of business, none of which have had or will have a material adverse effect on the Buyer, in the aggregate.


11.      INDEMNITIES

         11.1 INDEMNIFICATION BY THE SELLERS. In accordance with and subject to the provisions of this ARTICLE 11, the Sellers shall, jointly and severally, indemnify and hold harmless Buyer, the Company, the Surviving Corporation and their Affiliates, and the officers, directors, agents, and employees of Buyer, the Company, the Surviving Corporation and their Affiliates (collectively, the "BUYER INDEMNITEES") from and against and in respect of any and all loss, damage, diminution in value, Liability, cost, and expense, including reasonable attorneys' fees and amounts paid in settlement (collectively, the "INDEMNIFIED LOSSES"), suffered or incurred by any one or more of the Buyer Indemnitees by reason of, or arising out of:

         (a) Any misrepresentation or breach of any representation or warranty of the Sellers or the Company contained in this Agreement, the Other Agreements, the Disclosure Schedules, or any certificate, instrument, agreement, or other writing delivered by or on behalf of the Sellers or the Company pursuant to this Agreement or in connection with the transactions contemplated herein, or the breach or nonperformance, partial or total, of any covenant or agreement of the Sellers or the Company contained in this Agreement, any Other Agreement, the Disclosure Schedules, or in any certificate, instrument, agreement, or other writing delivered to Buyer by or on behalf of the Sellers or the Company pursuant to this Agreement or in connection with the transactions contemplated herein;

         (b) Any Liability of the Sellers or the Company, for unpaid Taxes with respect to any Tax year or portion thereof ending on or before the date of Closing (or for any Tax year beginning before and ending after the date of Closing to the extent allocable to the portion of such period beginning before and ending on the date of Closing), including without limitation, the Taxes described in PARAGRAPH 5.12;

         (c) Any Liability of the Sellers or the Company, for the unpaid Taxes of any Person under Section 1-1502-6 of the regulations promulgated under the Code (or any similar provision of state, local or foreign law) as a transferee or successor, by contract or otherwise;

         (d) Any and all Actions, Orders, assessments, fees, and expenses incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnification against the Sellers; and

         (e)      Any Seller Assumed Liability.

         11.2 INDEMNIFICATION BY SURVIVING CORPORATION. In accordance with and subject to the provisions of this ARTICLE 11, the Surviving Corporation shall indemnify and hold harmless the Sellers from and against and in respect of any Indemnified Losses suffered or incurred by any one or both of the Sellers by reason of, or arising out of:

         (a) Any misrepresentation or breach of representation or warranty contained in this Agreement or the Other Agreements, or any certificate, instrument, agreement or other writing delivered by or on behalf of Buyer or the Surviving Corporation pursuant to this Agreement or in connection with the transactions contemplated herein, or the breach or nonperformance, partial or total, of any covenant or agreement of Buyer or the Surviving Corporation contained in this Agreement or any Other Agreement, or in any certificate, instrument, agreement or other writing delivered to Sellers by or on behalf of Buyer or the Surviving Corporation pursuant to this Agreement or in connection with the transactions contemplated herein; and

         (b) Any and all Actions, Orders, assessments, fees, and expenses incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnification.

         11.3 LIMITATIONS AND PAYMENT ON CLAIMS. No claim shall be brought by any Buyer Indemnitee or the Sellers under this ARTICLE 10 for breach of any representation or warranty, and none of them shall be entitled to receive any payment with respect thereto, until and unless and only to the extent that the aggregate amount of such claim(s) that such party has exceeds a

$50,000 aggregate deductible. No delay in asserting a claim or claims pursuant to this PARAGRAPH 11.3 shall in any way prejudice the Buyer Indemnitees or the Sellers under any statute or period of limitations or similar Law or under any principle of equity. Anything to the contrary notwithstanding, neither the Sellers, on the one hand, nor the Buyer or Surviving Corporation, on the other hand, shall be liable under this ARTICLE 11 for Indemnified Losses, if any, in excess of (a) $3,500,000 plus (b) the total amount of the Earnout Payments (if any), and none of the foregoing limitations in this PARAGRAPH 11.3 shall apply to any Indemnified Loss suffered by the Buyer Indemnitees as a result of any fraudulent misrepresentation of the Sellers, or with respect to an untruth or breach of any agreement, representation or warranty made in PARAGRAPH 5.12 (CERTAIN TAX MATTERS), PARAGRAPHS 6.1 (ORGANIZATION, QUALIFICATION AND AUTHORITY), 6.2 (OWNERSHIP OF SHARES; SUBSIDIARIES), 6.3 (CAPACITY; INCONSISTENT OBLIGATIONS), 6.4 (CONSENTS), 6.7(C) (FINANCIAL STATEMENTS; FINANCIAL CONDITION), 6.18 (TAXES), 6.19 (EMPLOYMENT AND LABOR RELATIONS) or 6.21 (ENVIRONMENTAL MATTERS).

         11.4 SURVIVAL. The representations and warranties of the Sellers and the Company contained in this Agreement, any Other Agreement, the Disclosure Schedules or in any certificate, instrument, agreement or other writing delivered by or on behalf of any Seller or the Company pursuant to this Agreement or in connection with the transactions contemplated herein shall survive any investigation heretofore or hereafter made by or on behalf of Buyer and the Surviving Corporation and the consummation of the transactions contemplated herein and shall continue in full force and effect for the periods specified below ("SURVIVAL PERIOD"):

          (a) The representations and warranties contained in PARAGRAPHS 6.1 (ORGANIZATION, QUALIFICATION AND AUTHORITY), 6.2 (OWNERSHIP OF SHARES; SUBSIDIARIES), 6.3 (CAPACITY; INCONSISTENT OBLIGATIONS) and 6.4 (CONSENTS) and shall survive indefinitely;

          (b)     The representations and warranties contained in PARAGRAPHS
6.18 (TAXES), 6.19 (EMPLOYMENT AND LABOR RELATIONS) and 6.21 (ENVIRONMENTAL MATTERS) and shall survive until the expiration of any applicable statute or period of limitations, and any extensions thereof; and

          (c) All other representations and warranties shall be of no further force and effect upon March 31, 2003.

Anything to the contrary notwithstanding, the Survival Period shall be extended automatically to include any time period necessary to resolve a claim for indemnification which was made but not resolved before expiration of the applicable Survival Period, provided such claim is made in sufficient detail to put the Sellers on reasonable notice of the nature and basis of such claim, and further provided that any such extension shall apply only as to the claims so asserted and not resolved within the applicable Survival Period. Liability for any such item shall continue until such claim shall have been finally settled, decided or adjudicated.

         11.5 NO LIABILITY OR CONTRIBUTION BY THE COMPANY OR THE UDS DIVISION. Neither the Company nor the UDS Division shall have any Liability to any Seller as a result of any misrepresentation or breach of representation or warranty by the Company contained in this Agreement, any Other Agreement, the Disclosure Schedules, or any certificate, instrument, agreement or other writing delivered by or on behalf of any Seller or the Company pursuant to this Agreement, any Other Agreement, or in connection with the transactions contemplated herein, or the breach of any covenant or agreement of any Seller or the Company contained in this Agreement, any Other Agreement, or the Disclosure Schedules, or any certificate, instrument, agreement or other writing by or on behalf of any Seller or the Company pursuant to the provisions of this Agreement or in connection with the transactions contemplated herein, and no Seller shall have any right of indemnification or contribution against the Company on account of any event or condition occurring or existing prior to or on the date hereof.

         11.6 RECOUPMENT FROM EARNOUT. The Surviving Corporation shall have the option of recouping all or any part of any Indemnified Losses it may suffer by notifying the Sellers that the Surviving Corporation is setting-off the amount that may be payable to Sellers pursuant to any Earnout Payment, without prejudice to any other rights the Surviving Corporation may have. Such set-off amounts will be held in escrow and bear customary interest until such time as liability for any Indemnified Losses is finally determined.


12.      TERMINATION

         12.1 TERMINATION OF AGREEMENT. This Agreement may be terminated at any time prior to the Closing:

         (a)      By the mutual written consent of Buyer and Sellers;

         (b) By Sellers in writing, without liability, if Buyer shall (i) fail to perform in any material respect its agreements contained herein required to be performed by it on or prior to the date of the Closing or (ii) materially breach any of its representations, warranties or covenants contained herein, which failure or breach is not cured within 30 business days after Seller has notified Buyer in writing of Sellers' intent to terminate this Agreement pursuant to this PARAGRAPH 12.1(B);

         (c) By Buyer in writing, without liability, if either the Company or Seller shall (i) fail to perform in any material respect their agreements contained herein required to be performed by them on or prior to the date of the Closing or (ii) materially breach any of their representations, warranties or covenants contained herein, which failure or breach is not cured within 30 business days after Buyer has notified Sellers in writing of its intent to terminate this Agreement pursuant to this PARAGRAPH 12.1(C);

         (d) By either Sellers or Buyer in writing, without liability, if there shall be any Order from any Forum binding on Buyer and/or Seller enjoining or otherwise precluding the parties from consummating the transactions contemplated hereby, provided that Buyer and Sellers shall have used their best efforts to have any such Order lifted and the same shall not have been lifted within 60 days after entry by any such Forum; or

         (e) By either Seller or Buyer, in writing, without liability, if for any reason the Closing has not occurred by December 31, 2000.

         12.2 TERMINATION OF OBLIGATIONS. Termination of this Agreement pursuant to this ARTICLE 12 shall terminate all obligations of the parties hereunder, except for the obligations under PARAGRAPHS 5.1, 5.3 and 12.2, provided, however, that termination pursuant to

PARAGRAPHS 12.1(B), (C) or (E) shall not relieve a defaulting or breaching party from any liability to any party hereto.


13.      APPOINTMENT OF SELLERS' AGENT

         13.1 APPOINTMENT OF AGENT. The Sellers, and each of them, hereby irrevocably constitute and appoint West ("AGENT") as their agent and attorney-in-fact to modify, amend or otherwise change this Agreement or any of its terms or provisions (including modifications, amendments or changes subsequent to Closing), to take all actions and to execute all documents necessary or desirable to consummate the transactions contemplated by this Agreement, and to take all actions and to execute all documents which may be necessary or desirable in connection therewith, to give and receive consents and all notices hereunder, to negotiate and settle claims for indemnification under this Agreement, and to perform any other act arising under or pertaining to this Agreement and the transactions contemplated hereby. Notwithstanding the preceding sentence, (a) Agent shall not have the right to so modify, amend or otherwise change this Agreement or any of its terms or provisions after the Sellers have approved the Merger and the transactions contemplated hereby, except in respect of any such modifications, amendments or changes which do not reduce substantially the rights or benefits of the Sellers under this Agreement and (b) the individual Sellers shall have the right to make any permitted elections between the receipt of cash or Common Stock as part of the Merger Consideration. The Sellers, and each of them, agree that service of process upon Agent in any Action arising under or pertaining to this Agreement shall be deemed to be valid service of process upon the Sellers, and each of them, as appropriate, and any claim by any Buyer Indemnitee in respect to this Agreement may be asserted against, and settled with, Agent. Agent shall be deemed to have accepted the appointment herein upon Agent's execution of this Agreement.

         13.2 LIABILITY OF AGENT. Nothing contained herein shall be deemed to make Agent personally liable to the Sellers, or any of them, or to impose or enlarge any obligation of Agent to Buyer, the Surviving Corporation or Company in his personal capacity as one of the Sellers, or otherwise, because of service in Agent's capacity as agent and attorney-in-fact. In performing any of Agent's duties hereunder, Agent shall not incur any liability to the Sellers, or any of them, for losses, damages, liabilities, claims or expenses, except for his own willful default.

         13.3 IRREVOCABLE; BINDING ON SUCCESSORS, ETC. It is expressly understood and agreed that this power-of-attorney and the agency created hereby is coupled with an interest of the respective parties hereto and shall be binding and enforceable on and against the respective heirs, personal representatives, successors and assigns of the Sellers, and each of them, and this power-of-attorney shall not be revoked or terminated by the death, disability, bankruptcy or incompetency of any of the Sellers, but shall continue to be binding and enforceable by Agent, Buyer, and the Surviving Corporation and their respective successors, and on and against the heirs, personal representatives, successors and assigns of each of the Sellers, in the manner provided herein.


14.      MISCELLANEOUS

         14.1 NOTICES. All notices and other communications required or permitted to be given or made hereunder shall be in writing and delivered personally or sent by pre-paid, first class certified or registered mail, return receipt requested, or by facsimile transmission, to the intended recipient thereof at its or his address or facsimile number set out below. Any such notice or communication shall be deemed to have been duly given immediately (if given or made in person or by facsimile confirmed by mailing a copy thereof to the recipient in accordance with this PARAGRAPH 14.1 on the date of such facsimile), or 5 days after mailing (if given or made by mail), and in proving the same it shall be sufficient to show that the envelope containing such notice or communication was delivered to the delivery or postal service and duly addressed, or that receipt of a facsimile was confirmed as provided above. The addresses and facsimile numbers of the parties for purposes of this Agreement are set forth on the signature page hereto below their respective signatures. Any party may change the address to which notices or other communications to such parties shall be delivered or mailed by giving notice thereof to the other party hereto in the manner provided herein.

         14.2 COUNTERPARTS AND FACSIMILES. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Genuine signatures transmitted by telecopier shall be binding, provided that original signatures follow promptly.

         14.3 GOVERNING LAW. The validity and effect of this Agreement shall be governed by and construed and enforced in accordance with the Laws of the State of Georgia, without regard to its conflicts of Laws rules.

         14.4 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns. Without limiting the generality of the foregoing, the Estate shall require any beneficiary of the Estate to succeed to and perform in accordance with the terms of this Agreement, the Other Agreements and the obligations and benefits thereunder. Neither the Company nor the Sellers may assign, delegate or otherwise transfer any of their rights or obligations under this Agreement without the written consent by Buyer. This Agreement may be assigned by Buyer to any Affiliate, provided that no such assignment shall relieve Buyer of its obligations hereunder.

         14.5 PARTIAL INVALIDITY AND SEVERABILITY. All rights and restrictions contained herein may be exercised and shall be applicable and binding only to the extent that they do not violate any applicable Laws and are intended to be limited to the extent necessary to render this Agreement legal, valid and enforceable. If any term of this Agreement, or part thereof, not essential to the commercial purpose of this Agreement shall be held to be illegal, invalid or unenforceable by a Forum of competent jurisdiction, it is the intention of the parties that the remaining terms hereof, or part thereof, shall constitute their agreement with respect to the subject matter hereof and all such remaining terms, or parts thereof, shall remain in full force and effect. To the extent legally permissible, any illegal, invalid or unenforceable provision of this Agreement shall be replaced by a valid provision which will implement the commercial purpose of the illegal, invalid or unenforceable provision.

         14.6 WAIVER. Any term or condition of this Agreement may be waived at any time by the party which is entitled to the benefit thereof, but only if such waiver is evidenced by a writing signed by such party which makes specific reference to this Agreement. No failure on the part of any party hereto to exercise, and no delay in exercising any right, power or remedy created hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy by any party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No waiver by any party hereto of any breach of or default in any term or condition of this Agreement shall constitute a waiver of or assent to any succeeding breach of or default in the same or any other term or condition hereof.

         14.7 HEADINGS. The headings of particular provisions of this Agreement are inserted for convenience only and shall not be construed as a part of this Agreement or serve as a limitation or expansion on the scope of any term or provision of this Agreement.

         14.8 NUMBER AND GENDER. Where the context requires, the use of the singular form her in shall include the plural, the use of the plural shall include the singular, and the use of any gender shall include any and all genders.

         14.9 ENTIRE AGREEMENT. This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof, including without limitation that certain Letter of Intent dated August 28, 2000 between the parties, and this Agreement contains the sole and entire agreement between the parties with respect to the matters covered hereby, provided, however, that certain Confidentiality and Non-Disclosure Agreement dated June 1, 2000 executed by Buyer in favor of the Company shall remain in effect until the Effective Time, after which it shall be of no further force or effect. This Agreement shall not be altered or amended except by an instrument in writing signed by or on behalf of the party entitled to the benefit of the provision against whom enforcement is sought.

15.      DEFINITIONS

         For purposes of this Agreement, the following terms shall have the meanings specified with respect thereto below:

         15.1 "ACTION" shall mean any action, suit, litigation, complaint, counterclaim, claim, petition, mediation contest, or administrative proceeding, whether at Law, in equity, in arbitration or otherwise, and whether conducted by or before any Government or other Person.

         15.2 "AFFILIATE" of any specified Person shall mean any other Person directly or indirectly Controlling, Controlled by, or under direct or indirect common Control with such specified Person.

         15.3 "AFFILIATED ENTITY" or "AFFILIATED ENTITIES" shall have the meaning set forth in PARAGRAPH 6.18.

         15.4     "AGENT" shall have the meaning set forth in PARAGRAPH 13.1.

         15.5     "AGREEMENT" shall have the meaning set forth in the Preamble.

         15.6 "BUSINESS DAY" shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in the United States are required or authorized to be closed.

         15.7     "BUSINESS" shall have the meaning set forth in PARAGRAPH 5.9.

         15.8 "BUYER INDEMNITEES" shall have the meaning set forth in PARAGRAPH 11.1.

         15.9     "BUYER" shall have the meaning set forth in the Preamble.

         15.10    "CAPITAL" shall have the meaning set forth in PARAGRAPH 5.14.

         15.11 "CHANGE IN CONTROL" shall have the meaning set forth in PARAGRAPH 5.13.

         15.12    "CLOSING" shall have the meaning set forth in PARAGRAPH 4.1.

         15.13 "CODE" shall mean the Internal Revenue Code of 1986, as amended.

         15.14 "COMMON STOCK" shall have the meaning set forth in PARAGRAPH 3.1.

         15.15 "COMPANY CONTRACTS" means all existing written and oral material agreements and commitments of the Company, including, without limitation, all employment and consulting contracts, union contracts, distributorship agreements, agreements with suppliers and customers (except purchase or sale orders entered into in the ordinary course of business and involving the purchase or sale of goods or services for not more than $100,000), leases, licenses, employee benefit plans, deferred compensation agreements, indentures, notes, bonds, mortgages, security agreements, loan agreements, guarantees, franchise agreements, agreements in respect of the issuance, sale, repurchase or transfer of the Company's capital stock, bonds or other securities, performance bonds, powers of attorney, and any contract which involves a payment of more than $100,000 or has a term or requires performance over a period of more than 180 days.

         15.16 "COMPANY" shall have the meaning set forth in the Preamble and, when such term is used in ARTICLES 5, 6, 8 AND 9 (except PARAGRAPH 6.2), it shall also mean such corporation and all Persons required to be disclosed in the Disclosure Schedules pursuant to PARAGRAPH 6.2(D) or any of them as the context requires or permits, and the use of the possessive form of the term shall mean things belonging or relating to such corporation or any such Person. The Disclosure Schedules shall identify the specific Person(s) in any disclosure relating to the Company as so defined, and general references to the Company as such shall not be acceptable.

         15.17 "CONSIGNED PROPERTY" shall have the meaning set forth in PARAGRAPH 6.11.

         15.18 "CONTROL" means a Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of another Person, whether through the ownership of voting securities, by contract or otherwise.

         15.19 "DISCLOSURE SCHEDULES" shall have the meaning set forth in the introduction to ARTICLE 6.

         15.20    "DECEDENT" shall have the meaning set forth in PARAGRAPH 6.2.

         15.21 "EARNOUT PAYMENT" and "EARNOUT PAYMENTS" shall have the meanings set forth in PARAGRAPH 3.3.

         15.22 "EARNOUT PERIOD" shall have the meaning set forth in PARAGRAPH 3.3.

         15.23 "EFFECTIVE TIME" shall have the meaning set forth in PARAGRAPH 4.1.

         15.24 "EMPLOYEE BENEFITS PENSION PLANS" shall have the meaning set forth in PARAGRAPH 6.20.

         15.25 "ENVIRONMENTAL LAWS" shall have the meaning set forth in PARAGRAPH 6.21.

         15.26    "ERISA PLANS" shall have the meaning set forth in PARAGRAPH
6.20.

         15.27    "ERISA" shall have the meaning set forth in PARAGRAPH 6.20.

         15.28    "ESTATE" shall have the meaning set forth in the Preamble.

         15.29    "EXCHANGE ACT" shall have the meaning set forth in PARAGRAPH
7.7.

         15.30    "EXECUTOR" shall have the meaning set forth in PARAGRAPH 6.2.

         15.31 "FINAL CLOSING BALANCE SHEET" shall have the meaning set forth in PARAGRAPH 3.2.

         15.32 "FINAL OPERATING INCOME DETERMINATION" shall have the meaning set forth in PARAGRAPH 3.3.

         15.33 "FINAL UDS DIVISION INCOME STATEMENT" shall have the meaning set forth in PARAGRAPH 3.3.

         15.34 "FINANCIAL STATEMENTS" shall have the meaning set forth in PARAGRAPH 6.7.

         15.35    "FMLA" shall have the meaning set forth in PARAGRAPH 6.19.

         15.36 "FORUM" shall mean any federal, national, state, local, municipal or foreign court, governmental agency, administrative body or agency, tribunal, private alternative dispute resolution system, or arbitration panel.

         15.37    "FUNDED DEBT" shall have the meaning set forth in PARAGRAPH
3.2.

         15.38    "GAAP" shall have the meaning set forth in PARAGRAPH 3.2.

         15.39 "GOVERNMENT" shall mean any federal, national, state, provincial, local, municipal, or foreign government or any department, commission, board, bureau, agency, instrumentality, unit, or taxing authority thereof.

         15.40 "HAZARDOUS SUBSTANCES" shall have the meaning set forth in PARAGRAPH 6.21.

         15.41 "HEREOF," "HEREIN," "HEREUNDER" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this

Agreement, and "ARTICLE," "PARAGRAPH," "EXHIBIT" and like references are to this Agreement unless otherwise specified.

         15.42 "IMPROVEMENTS" shall mean all buildings, structures and other improvements of any and every nature located on the Leased Real Property and all fixtures attached or affixed, actually or constructively, to the Leased Real Property or to any such buildings, structures or other improvements.

         15.43 "INDEBTEDNESS" shall mean all obligations of the Company (i) for money borrowed, (ii) under or pursuant to bank indebtedness, notes payable, drafts accepted, bank overdrafts or other extensions of credit (other than accounts payable incurred in the ordinary course of business and the Seller
Debt), (iii) guaranties of the Liabilities of any other Person, and (iv) any other obligation or Liability that, under GAAP or in economic effect, constitutes any of the foregoing.

         15.44 "INDEMNIFIED LOSSES" shall have the meaning set forth in PARAGRAPH 11.1.

         15.45 "INDEPENDENT ACCOUNTING FIRM" shall have the meaning set forth in PARAGRAPH 3.2.

         15.46 "INITIAL BUYER SHARES" shall have the meaning set forth in PARAGRAPH 3.1.

         15.47 "INITIAL MERGER CONSIDERATION" shall have the meaning set forth in PARAGRAPH 3.1.

         15.48 "INITIAL MERGER CONSIDERATION BALANCE" shall have the meaning set forth in PARAGRAPH 3.1.

         15.49 "KNOWN," "TO THE KNOWLEDGE OF," "AWARE" or words of similar import employed in this Agreement with reference to any individual or entity shall be conclusively presumed to mean that the individual or entity has made reasonable and diligent efforts under the circumstances to become knowledgeable; in the case of the Company, "knowledge" shall be deemed to be the individual and collective knowledge (as defined above) of its directors and senior officers and managers.

         15.50 "LAW" shall mean all federal, national, state, provincial, local, municipal or foreign constitutions, statutes, rules, regulations, norms, ordinances, acts, codes, legislation, treaties, conventions, common law principles, judicial decisions and similar laws and legal requirements, whether of the United States of America or any other jurisdiction as in effect from time to time.

         15.51 "LEASED REAL PROPERTY" shall have the meaning set forth in PARAGRAPH 6.13.

         15.52 "LIABILITY" shall mean any liability or obligation whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due.

         15.53 "LIEN" shall mean any mortgage, pledge, hypothecation, security interest, encumbrance, claim, restriction on use, lien or charge of any kind, or any rights of others, however evidenced or created (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the lien notice records or other similar legislation of any jurisdiction.

         15.54 "MERGER CONSIDERATION" shall have the meaning set forth in PARAGRAPH 3.1.

         15.55    "MERGER" shall have the meaning set forth in PARAGRAPH 1.1.

         15.56 "OPERATING INCOME" shall have the meaning set forth in PARAGRAPH 3.3.

         15.57 "ORDERS" shall mean all applicable orders, writs, judgments, injunctions, decrees, rulings, consent agreements, and awards of or by any Forum or entered by consent of the party to be bound.

         15.58 "OTHER AGREEMENTS" shall have the meaning set forth in PARAGRAPH 6.1.

         15.59 "PERSON" shall include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a Government.

         15.60 "PRELIMINARY CLOSING BALANCE SHEET" shall have the meaning set forth in PARAGRAPH 3.2.

         15.61 "PRELIMINARY OPERATING INCOME DETERMINATION" shall have the meaning set forth in PARAGRAPH 3.3.

         15.62 "PRELIMINARY UDS DIVISION INCOME STATEMENT" shall have the meaning set forth in PARAGRAPH 3.3.

         15.63 "REAL PROPERTY LEASE" shall have the meaning set forth in PARAGRAPH 6.13.

         15.64    "REEVES" shall have the meaning set forth in the Preamble.

         15.65 "REFERENCE DATE BALANCE SHEET" shall have the meaning set forth in PARAGRAPH 6.7.

         15.66    "REFERENCE DATE" shall have the meaning set forth in PARAGRAPH
6.7.

         15.67 "RELATED PARTIES" shall have the meaning set forth in PARAGRAPH 6.23.

         15.68    "RELEASE" shall have the meaning set forth in PARAGRAPH 6.21.

         15.69    "RETURNS" shall have the meaning set forth in PARAGRAPH 6.18.

         15.70    "SEC DOCUMENTS" shall have the meaning set forth in PARAGRAPH
5.6.

         15.71    "SEC FILINGS" shall have the meaning set forth in PARAGRAPH
7.7.

         15.72 "SECURITIES ACT" shall have the meaning set forth in PARAGRAPH 5.7.

         15.73 "SELLER ASSUMED LIABILITY" shall mean any Liability of the Company assumed by the Sellers pursuant to the assumption agreement referred to in PARAGRAPH 9.8, and "SELLER ASSUMED LIABILITIES" shall mean all such assumed liabilities.

         (a) The Seller Assumed Liabilities include all Liabilities of the Company other than the following Liabilities, which the Company will retain and the Surviving Corporation will succeed to:

                  (i) All obligations of the Company with respect to Liabilities reflected or reserved against on the Final Closing Balance Sheet, unless any such Liability is specifically excluded under PARAGRAPH 15.73(B) below;

                  (ii) All obligations of the Company under the Real Property Leases arising and to be performed only on or after the date of the Closing, and excluding any obligations under the Real Property Leases arising or to be performed prior to the date of the Closing;

                  (iii) All obligations of the Company under its contracts, personal property leases and licenses, including the Company Contracts arising and to be performed only on or after the date of the Closing, and excluding any obligations thereunder arising or to be performed prior to the date of the Closing; and

                  (iv) All obligations of the Company to its employees arising or to be performed only on and after the date of the Closing, and excluding any obligations to the Company's employees arising or to be performed prior to the date of the Closing.

         (b) Without limiting the generality of PARAGRAPH 15.73(A), the Seller Assumed Liabilities include the following Liabilities:

                  (i) Any Liability for Taxes for periods ending on or prior to the date of the Closing payable by the Company or any Seller;

                  (ii) Any Liability of the Company under any employee benefit plan (including, without limitation, the ERISA Plans, any profit sharing plan, any employee pension benefit plan or any employee welfare benefit plan) relating to any time period on or prior to the date of the Closing;

                  (iii) Any Liability of the Company or the Sellers for any of Sellers' attorney's accountant's, finder's, broker's or advisor's fees and expenses or the like incurred in connection with the transactions contemplated by this Agreement;

                  (iv) Any Liability of the Company arising as a result of the failure of the Company to comply with any applicable Law prior to the date of the Closing (including, without limitation, any antitrust Law or Environmental Law, and any Laws concerning leased employees or similar arrangements);

                  (v) Any Action (and any Liabilities with respect thereto) now pending or hereafter instituted with respect to events occurring or acts or omissions of the Company or the Sellers existing prior to the Closing, including without limitation, any Liability with respect to or arising out of the right of first refusal of Thane (except with respect to any Liability which may hereafter arise in connection with that certain First Amendment to Exclusive Order Fulfillment Agreement of even date herewith between Buyer and Thane and that certain Common Stock Purchase Warrant issued this date by Innotrac to Thane) and any Liability with respect to or arising out of any potential claim by United Parcel Service, Inc. related to the Company's use of and trademark application for the name "UDS" and accompanying design; and

                  (vi) Any Liability arising out of losses or expenses due that are incurred by the Company prior to the Closing or that are incurred after the Closing as a result of events occurring or acts or omissions existing prior to the Closing (whether or not such losses or events have been reported as of the Closing), including, without limitation, workers compensation claims and any losses which (as a result of deductibles, policy exclusions, retroactively rated policy adjustments, premium audits, penalty charges, policy limits or otherwise) are not covered by insurance policies of the Company in effect as of the Closing.

         15.74 "SELLER DEBT" shall mean all outstanding indebtedness and obligations of the Sellers and their Affiliates to the Company, including accrued interest.

         15.75 "SELLER" and "SELLERS" shall have the meanings set forth in the Preamble.

         15.76    "SELLERS NOTICE" shall have the meaning set forth in PARAGRAPH
3.3.

         15.77 "SELLERS SHARES" shall have the meaning set forth in the Recitals.

         15.78    "SHORTFALL" shall have the meaning set forth in PARAGRAPH 3.2.

         15.79 "SURVIVAL PERIOD" shall have the meaning set forth in PARAGRAPH 11.4.

         15.80 "SURVIVING CORPORATION" shall have the meaning set forth in PARAGRAPH 1.1.

         15.81    "TAX ELECTION" shall have the meaning set forth in PARAGRAPH
5.12.

         15.82 "TAXES" shall mean any present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including without limitation income, gross receipts, excise, property, sales, use, customs, value added, consumption, transfer, license, payroll, employee income, withholding, social security, and franchise taxes, now or hereafter imposed or levied by the United States of America or any Government or by any department, agency or other political subdivision or taxing authority thereof or therein, all deposits required in connection therewith, and all interests, penalties, additions to tax, and other similar Liabilities with respect thereto.

         15.83 "THANE" shall mean Thane International, Inc., a Delaware corporation.

         15.84    "UDS DIVISION" shall have the meaning set forth in PARAGRAPH
3.3.

         15.85    "WEST" shall have the meaning set forth in the Preamble.

         15.86    "WILL" shall have the meaning set forth in PARAGRAPH 6.3.

         15.87    "WILL FORUM" shall have the meaning set forth in PARAGRAPH
6.3.

         15.88 "WORKING CAPITAL" shall have the meaning set forth in PARAGRAPH 3.2.

         15.89 "YEAR ONE EARNOUT" shall have the meaning set forth in PARAGRAPH 3.3.

         15.90    "YEAR ONE" shall have the meaning set forth in PARAGRAPH 3.3.

         15.91 "YEAR ONE EARNOUT ADJUSTMENT" shall have the meaning set forth in PARAGRAPH 3.3.

         15.92 "YEAR THREE EARNOUT" shall have the meaning set forth in PARAGRAPH 3.3.

         15.93 "YEAR THREE OPERATING INCOME HURDLE" shall have the meaning set forth in PARAGRAPH 3.3.

         15.94    "YEAR THREE" shall have the meaning set forth in PARAGRAPH
3.3.

         15.95 "YEAR TWO EARNOUT" shall have the meaning set forth in PARAGRAPH 3.3.

         15.96 "YEAR TWO OPERATING INCOME HURDLE" shall have the meaning set forth in PARAGRAPH 3.3.

         15.97    "YEAR TWO" shall have the meaning set forth in PARAGRAPH 3.3.

         15.98    "YEAR" shall have the meaning set forth in PARAGRAPH 3.3.



                         [SIGNATURES BEGIN ON NEXT PAGE]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.


BUYER:                                  INNOTRAC CORPORATION

                                        By: /s/ David L. Gamsey
                                           ------------------------------------
                                            David L. Gamsey
                                            Senior Vice President, Chief
                                            Financial Officer and Secretary
                                            Innotrac Corporation
                                            6655 Sugarloaf Parkway
                                            Duluth, Georgia  30097
                                            Tel: (678) 584-4020
                                            Fax: (678) 584-8978


COMPANY:                                UDS

                                        By: /s/ Patrick West
                                           ------------------------------------
                                            Patrick West
                                            President and Chief Executive
                                            Officer UDS
                                            4910 Longley Lane, Suite 101
                                            Reno, Nevada  89502
                                            Tel: (775) 332-5700
                                            Fax: (775) 332-5710


SELLERS:                                    /s/ Patrick West
                                        ---------------------------------------
                                            Patrick West
                                            C/o UDS
                                            4910 Longley Lane, Suite 101
                                            Reno, Nevada  89502
                                            Tel: (775) 332-5700
                                            Fax: (775) 332-5710


                              [SIGNATURES CONTINUE]

                                                /s/ Daniel Reeves
                                                --------------------------------
                                                Daniel Reeves
                                                C/o UDS
                                                4910 Longley Lane, Suite 101
                                                Reno, Nevada  89502
                                                Tel: (775) 332-5700
                                                Fax: (775) 332-5710


                                            The Estate of John L. West

                                            By: /s/ Jean M. West
                                               --------------------------------
                                                Jean M. West
                                                Executor
                                                C/o UDS
                                                4910 Longley Lane, Suite 101
                                                Reno, Nevada  89502
                                                Tel: (775) 332-5700
                                                Fax: (775) 332-5710

                                   EXHIBIT A-1

                            WEST EMPLOYMENT AGREEMENT

                               [FOLLOWS THIS PAGE]

                                   EXHIBIT A-2

                           REEVES EMPLOYMENT AGREEMENT

                               [FOLLOWS THIS PAGE]

                                    EXHIBIT B

                              ASSUMPTION AGREEMENT

                               [FOLLOWS THIS PAGE]

                                    EXHIBIT C

                  OPINION OF MCDONALD, CARANO, WILSON, MCCUNE,
                         BERGIN, FRANKOVICH & HICKS LLP

                               [FOLLOWS THIS PAGE]

                                    EXHIBIT D

                            REGULATION D CERTIFICATE

                               [FOLLOWS THIS PAGE]

                                    EXHIBIT E

                            BILL OF SALE FOR AIRCRAFT

                               [FOLLOWS THIS PAGE]

                                    EXHIBIT F

                       OPINION OF KILPATRICK STOCKTON LLP

                               [FOLLOWS THIS PAGE]

                                    EXHIBIT G

                          EXAMPLES OF EARNOUT EXAMPLES

                               [FOLLOWS THIS PAGE]